[LOGO]                                       NEC America, Inc.
                                             1555 W. Walnut Hill Lane
                                             Irving, Texas 75038-3796
                                             Tel. 972-751-7000


June 1, 1998


Voice Plus, Inc.
39899 Balentine Drive, Suite 350
Newark, California 94560

ATTENTION: Douglas Zorn

The current term of your existing Associate Agreement will expire June 30, 1998. In accordance with Section 6, any revisions to be incorporated in the Agreement upon renewal were to have been sent to you within thirty (30) days prior to that date. However, several last minute changes have resulted in delays in mailing the contract renewals.

Enclosed is the renewal Agreement with the following applicable product appendices and exhibits. Any orders received after July 1, 1998 will be deemed in accordance with this new agreement unless we receive written notice to the contrary.

     1. ATM Products Appendix (if applicable)
     2. Video Teleconferencing Products Appendix (if applicable)
     3. Key Telephone Products Appendix
     4. NEAX-Registered Trademark-2000 IVS & NEAX1000 IVS/VSP products Appendix
     5. NEAX-Registered Trademark-2400 Products Appendix (if applicable)
     6. Active Voice Products Appendix
     7. Customer Software License Agreement (Exhibit C)
     8. CTI Products Appendix

Also enclosed is a new InProtect-SM- Extended Hardware Warranty Products Appendix and the System Protection Plan Customer Contract and Site Registration/Software License Agreement.

Please note that no changes have been made to either the territories defined in your existing Agreement or the following product appendix and exhibits:

     1. Centigram Products Appendix
     2. Electronic Data Interchange Agreement (Exhibit A)
     3. NECAM Leasing Services Product Appendix (Exhibit B)

If you should have any questions regarding the revisions to your agreement, please feel free to contact Mary R. McCollum, Manager of Contract
Administration, at (972) 518-4917, or Liz D'Auria, Contract Administrator, at
(972) 518-4916.

We wish to thank you and your staff for the sales contribution and high quality of representation of NEC products for the past year and for your understanding regarding this contract renewal. We look forward to another successful and mutually beneficial year.

Sincerely,

NEC AMERICA, INC.
CORPORATE NETWORKS GROUP

/s/ Douglas P. Wonson

Douglas P. Wonson
Sales Vice President & A.G.M.

cc:  Contract Administration
     Regional Vice President

                                 TABLE OF CONTENTS
                                ASSOCIATE AGREEMENT

SECTION                           TITLE                                     PAGE
   1.    Products; Services; Territory; Discount                              1
   2.    Agreement to Supply                                                  2
   3.    Purchase Orders; Order Acceptance; Credit                            2
   4.    Payment; Service Charges for Payment Delinquency                     4
   5.    Security Agreement                                                   4
   6.    Term                                                                 5
   7.    Prices; Price Changes                                                6
   8.    Transportation                                                       6
   9.    Inspection and Acceptance                                            6
  10.    Shipping and Billing                                                 7
  11.    F.O.B.; Title & Risk of Loss                                         7
  12.    Shipping Interval                                                    7
  13.    Associate's Services                                                 8
  14.    Training                                                            10
  15.    Reports                                                             10
  16.    Termination                                                         11
  17.    Rights Upon Termination                                             13
  18.    Cancellation of Purchase Orders;
           Revocation of Acknowledgments                                     13
  19.    Non-Exclusive Market Rights                                         14
  20.    Infringement                                                        14
  21.    Hardware Warranty                                                   15
  22.    Software License and Software Warranty                              17
  23.    Repair/Replacement of Products Not Covered
           Under Warranty                                                    20
  24.    Technical Support                                                   21
  25.    Documentation                                                       21
  26.    Advertising and Promotion                                           21
  27.    Force Majeure                                                       22
  28.    Assignment                                                          22
  29.    Tax                                                                 22
  30.    Government Contracts                                                23
  31.    Limitation of Liability                                             23
  32.    Limitation of Time Concerning Causes of Action                      24
  33.    Choice of Law; Jury Waiver                                          24
  34.    Severability                                                        24
  35.    Notices                                                             25
  36.    Licenses                                                            25
  37.    Trademarks                                                          25
  38.    Non-Waiver                                                          25
  39.    Survival of Obligations                                             26
  40.    Shortages                                                           26
  41.    Limitation of Authority                                             26
  42.    Entire Agreement                                                    26

EXHIBITS

  Exhibit A, Electronic Data Interchange Agreement
  Exhibit B, NECAM Leasing Services Product Appendix
  Exhibit C, Customer Software License Agreement

APPENDICES (IF APPLICABLE)

  Key Telephone Products Appendix
  NEAX-Registered Trademark-2000 IVS & NEAX-Registered Trademark-1000
    IVS/VSP Products Appendix
  NEAX-Registered Trademark-2400 Products Appendix
  Video Teleconferencing Products Appendix
  CTI Software Products Appendix
  ATM Products Appendix
  Extended Warranty Products Appendix

                              ASSOCIATE AGREEMENT

WHEREAS, NEC AMERICA, INC. ("NECAM"), a New York Corporation, with principal offices at 1555 West Walnut Hill Lane, Irving, Texas 75038, and Voice Plus, Inc., ("ASSOCIATE"), with offices at 39899 Balentine Drive, Suite 350, Newark, California 94560, desire to enter into an agreement to govern the purchase and sale of telecommunications products,

NOW, THEREFORE, in consideration of the mutual promises contained herein, NECAM and ASSOCIATE agree as follows:

GENERAL TERMS & CONDITIONS APPLICABLE TO ALL PRODUCTS AND SERVICES

1.     PRODUCTS; SERVICES; TERRITORY; DISCOUNT

       (a) "PRODUCTS" and "SERVICES" as used herein shall mean products and services listed in the PRODUCTS and SERVICES Appendices attached hereto and made a part of this AGREEMENT. The "PRODUCTS" shall be limited to the versions of hardware and software for the products specified in such PRODUCTS Appendices. Notwithstanding anything contained herein to the contrary, NECAM may refuse to accept orders from ASSOCIATE for PRODUCTS which are the subject of such Appendices herein unless and until ASSOCIATE can demonstrate to NECAM's reasonable satisfaction that ASSOCIATE shall be able to provide installation, maintenance and support services to ASSOCIATE's customers for such PRODUCTS in accordance with NECAM's standards, either by utilizing its own employees who have successfully completed applicable NECAM training as provided herein, or by utilizing the services of third parties who are authorized and certified by NECAM (or a combination of both).

       (b) Proprietary models of the PRODUCTS developed by NECAM and/or its affiliates for third parties shall not be subject to sale to ASSOCIATE pursuant to this agreement. As used herein, the term "proprietary" shall mean models of the products developed by NECAM and/or its affiliates, based upon unique and/or special design or cosmetic specifications.

       (c) In its sole discretion, NECAM may add additional types or enhanced versions of PRODUCTS or SERVICES to the scope of this AGREEMENT.

       (d)    NECAM reserves the right to:

              (1) discontinue the manufacture or distribution of particular models of various types of PRODUCTS, or

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              (2)    change or modify specifications, features, models,
                     housings, and/or other aspects of PRODUCTS.

              upon written notice to ASSOCIATE pursuant to Section 35;

       (e) TERRITORY means the geographic area designated in each PRODUCT Appendix.

       (f) DISCOUNT means the discount designated in the applicable PRODUCT Appendix.

2.     AGREEMENT TO SUPPLY

       (a) NECAM hereby appoints the ASSOCIATE as an NEC America, Inc., ASSOCIATE to sell and otherwise distribute PRODUCTS to end-user customers and to provide installation, repair, maintenance, training and related services solely in the TERRITORY designated on the applicable PRODUCT Appendix. The ASSOCIATE agrees to aggressively promote the sale and distribution of PRODUCTS within the TERRITORY in accordance with the minimum purchase requirements, which may be set forth in applicable PRODUCT Appendices. The ASSOCIATE further agrees to provide first-class installation, maintenance, repair and related services for such PRODUCTS as set forth herein in accordance with highest industry standards.

       (b) When ordering PRODUCTS, ASSOCIATE shall fill out and include with such of its orders as NECAM may designate, a Customer Software License, Exhibit C, or such other form, as NECAM, in its sole discretion, shall require.

       (c) ASSOCIATE shall not sell, distribute, install or maintain PRODUCTS outside of the TERRITORY defined in the applicable PRODUCTS Appendices without the prior written consent of NECAM.

3.     PURCHASE ORDERS; ORDER ACCEPTANCE; CREDIT

       (a) Each purchase order submitted by ASSOCIATE shall specify model types and quantities and shall specify accessories and options or supplies (if applicable). In addition, such orders shall include:

              (1) A description of the ordered PRODUCTS, inclusive of any numerical/alphabetical identification referenced in NECAM's respective brochures, manuals or publications regarding such PRODUCTS.

              (2)    The requested delivery date.

              (3)    The applicable price (reflecting any applicable discount).

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              (4)    The location to which such PRODUCTS are to be shipped.

              (5) A Customer Software License or such other form as may be required pursuant to Section 2 (b) herein.

              (6) If ordering PRODUCTS intended to be subject to government contract provisions, the conspicuous notice required by
                     Section 30 (b) of this AGREEMENT.

       (b) NECAM may accept Purchase Orders by electronic data exchange provided the ASSOCIATE agrees in writing to the attached Electronic Data Interchange Agreement, Exhibit A.

       (c) The terms and conditions of this AGREEMENT shall apply to all orders placed by ASSOCIATE for PRODUCTS described herein. In the event of conflict between the terms or conditions of this AGREEMENT and terms or conditions which may appear on the face or reverse side of the ASSOCIATE's orders form or NECAM's acknowledgment form, including but not limited to price or discount terms or conditions, the terms and conditions of this AGREEMENT shall control. NECAM hereby expressly rejects any additional terms or conditions contained in ASSOCIATE's order form, regardless of any language contained in ASSOCIATE'S order form stating that NECAM's acceptance of the order constitutes NECAM's acceptance of the inclusion of such additional terms or conditions. If this AGREEMENT is silent as to a particular subject, ASSOCIATE hereby agrees that the terms and conditions, which appear on the reverse side of NECAM's acknowledgment, shall control over the terms and conditions, which appear in the ASSOCIATE's order form.

       (d) Orders for PRODUCTS shall be considered accepted upon acknowledgment by NECAM; PROVIDED, HOWEVER, that

              (1) NECAM may revoke or alter its acknowledgment and acceptance at any time within five (5) days after NECAM's acknowledgment, or

              (2) NECAM may withhold shipment of PRODUCTS to ASSOCIATE at any time, if ASSOCIATE has failed to make timely payment for any previous NECAM invoice for PRODUCTS or SERVICES.

       (e) Nothing in this AGREEMENT shall be deemed to have established, or have prevented the establishment of, suitable credit arrangements between NECAM and ASSOCIATE. Such credit arrangements and/or limitations shall be as reasonably determined by NECAM from time to time, in its sole discretion.

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4.     PAYMENT; SERVICE CHARGES FOR PAYMENT DELINQUENCY

       (a) Payment for PRODUCTS and SERVICES is due sixty (60) days from date of invoice.

       (b) Payments received by NECAM after their due dates will be subject to a monthly service charge, which service charge will accrue against the sum of all late payments for such month, plus outstanding amounts due from previous months (if applicable). The rate at which the service charge will be computed will be:

              (1) 2% above the Chase Manhattan Bank preferred lending rate in existence as of the close of business on the last day of the month for which NECAM's statement is rendered, compounded monthly, or

              (2) the highest interest rate permitted by applicable law, whichever is less.

       (c)    Any payment by the ASSOCIATE which is less than

              (1) the sum of all amounts owed by ASSOCIATE to NECAM for the purchase of PRODUCTS and SERVICES, plus

              (2) the total of all outstanding service charges may be applied by NECAM within its sole discretion, to ASSOCIATE's account chronologically, by invoice date. For each such invoice, payment may be applied first to the relevant service charge and then to the principal amount of the invoice itself, regardless of contrary instructions received from the ASSOCIATE. Service charges are due and payable upon NECAM's issuance of a service charge invoice.

       (d) In addition to NECAM's remedy concerning late payment(s) provided in Section 4(b), NECAM may withhold or delay shipment(s) of the ASSOCIATE's order(s) for PRODUCTS and SERVICES until any payment owed by the ASSOCIATE to NECAM which is overdue is made in full.

5.     SECURITY AGREEMENT

       (a) In order to secure payment of ASSOCIATE's payment obligations under this AGREEMENT, ASSOCIATE grants to NECAM a security interest in the following:

              (1)    the PRODUCTS which ASSOCIATE purchases from NECAM,

              (2) the proceeds of the sale, lease, installation, servicing, repair or maintenance of all such PRODUCTS (including, but not limited to, the related accounts)

              (3) contract rights related to the sale or lease of any of the PRODUCTS, and

              (4) the list of all customers to whom ASSOCIATE has sold or leased NEC PRODUCTS or provided related installation, servicing, repair or maintenance services.

       (b) If ASSOCIATE defaults in its payment obligations to NECAM, NECAM may, in its discretion, declare all such payment obligations immediately due and payable, and in such event NECAM shall have all the rights and remedies of a secured party under the UCC.

       (c) Also, in such event, ASSOCIATE shall cooperate fully with NECAM's exercise of its rights under this Security Agreement, including but not limited to the turnover of all information required by NECAM to enforce its security interests hereunder, including all accounts receivable and customer records, and the notification of customers directing that payments on accounts receivable be sent directly to NECAM or its designee.

       (d) ASSOCIATE agrees to promptly sign and return to NECAM all documents which are deemed by NECAM to be necessary or prudent to perfect or otherwise protect the priority, validity and continuity of the security interest granted by ASSOCIATE to NECAM in Section 5(a). Such documents may include (but not necessarily be limited to) an appropriate UCC-1 form. In the event ASSOCIATE fails to execute such document(s), then, to the extent permitted by law, NECAM may file such documents without obtaining ASSOCIATE's signature, as ASSOCIATE's attorney-in-fact (but only for this limited purpose).

6.     TERM

       (a) This AGREEMENT will commence on the date signed by an authorized representative of NECAM, and will continue until June 30, 1999 unless terminated in accordance with the provisions of this AGREEMENT.

       (b) This AGREEMENT shall automatically renew each year, for an additional one (1) year period, after the original term, unless written notice of nonrenewal is provided by either party at least thirty (30) days prior to the anniversary date or in accordance with applicable state law requirements which may require a longer notice period. The discounts applicable to the PRODUCTS listed on the Appendices shall be adjusted effective on the renewal date based on the discount schedules set forth on such Appendices.

       (c) NECAM reserves the right to revise the terms of this Agreement, including but not limited to product listings or the minimum purchase requirements on the PRODUCTS Appendices or to redefine the TERRITORY designated therein effective upon such

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              renewal by providing written notice pursuant to Section 35 of this Agreement of such deletion, revision or redefinition at least thirty (30) days prior to the anniversary date.

7.     PRICES; PRICE CHANGES

       (a) Prices for PRODUCTS and/or SERVICES to which discounts shall apply (if such discounts are applicable, as provided for herein) shall be as published and/or quoted by NECAM.

       (b) NECAM shall be entitled to change prices for PRODUCTS or SERVICES upon thirty (30) days prior written notice to ASSOCIATE, pursuant to Section 35 of this Agreement, PROVIDED, HOWEVER, that such price changes shall not be applicable to PRODUCTS or SERVICES for which a written price quotation had been issued prior to the date of NECAM's notice of such price change, and such written quotation offered to maintain the quoted price available for a time period longer than the time period between the date of NECAM's notice of price change and the effective date of such price change.

8.     TRANSPORTATION

NECAM shall ship from NECAM's facility capable of supplying ASSOCIATE via the best way as arranged by NECAM, unless otherwise instructed by ASSOCIATE. Transportation charges shall be prepaid by NECAM and added to the invoice to be paid by ASSOCIATE as a separate item.

9.     INSPECTION AND ACCEPTANCE

       (a) All PRODUCTS ordered pursuant to this AGREEMENT shall be subject to inspection by ASSOCIATE after delivery to determine their conformity with the identification of material set forth in ASSOCIATE's purchase order. If the PRODUCTS delivered are not listed on such purchase order, ASSOCIATE shall have the right to reject such PRODUCTS. ASSOCIATE shall have a period of twenty
              (20) days following placement of the PRODUCTS within possession of the carrier within which to inspect the PRODUCTS for conformity with ASSOCIATE's purchase order and to provide NECAM with written notice of acceptance or rejection. Unless such written rejection is communicated to NECAM within such time period, ASSOCIATE shall be deemed to have accepted the PRODUCTS. In the event written notice of rejection is given, NECAM will promptly undertake to remedy the delivery in a manner deemed by NECAM to be appropriate under the circumstances. No PRODUCTS may be returned to NECAM without its consent.

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       (b)    Loss or damage to PRODUCTS which occurred during delivery of
              PRODUCTS shall not be a permissible basis upon which to reject PRODUCTS; the provisions of Section 11, "F.O.B., & RISK OF LOSS" shall be applicable.

       (c) Defects in PRODUCTS shall not be a permissible basis upon which to reject PRODUCTS; ASSOCIATE shall invoke the provisions of the applicable "WARRANTY" section herein to remedy such defects.

10.    SHIPPING AND BILLING

       For Orders placed hereunder, NECAM shall:

       (a) At the ASSOCIATE's direction, ship to the ASSOCIATE's warehouse or to the Customer's address specified on the Customer Software License or such other form as may be required under Section 2(b).

       (b) Remit invoices, statements and notices to the address designated in Section 35 unless advised otherwise agreed to by NECAM.

11.    F.O.B.; TITLE & RISK OF LOSS

       (a) Shipments of all PRODUCTS sold to ASSOCIATE hereunder shall be made F.O.B. NECAM's warehouse(s) or F.O.B. Port of Entry, whichever is applicable in accordance with NECAM's prevailing policies for various types of PRODUCTS.

       (b) Title to PRODUCTS and risk of loss or damage to PRODUCTS shall pass to ASSOCIATE when PRODUCTS are placed in the possession of the carrier at the respective F.O.B. points of shipment. ASSOCIATE shall be responsible for assertion of claims against carriers for loss or damage to PRODUCTS; such loss or damage will not relieve ASSOCIATE of its obligation to pay NECAM for the PRODUCTS.

12.    SHIPPING INTERVAL

       (a) Lead times for delivery of PRODUCTS applicable to each Order will be determined by system size and specific configurations required, and typical lead times shall be quoted by NECAM upon ASSOCIATE's request.

       (b) No firm delivery date for PRODUCTS shall be binding upon NECAM unless such date is explicitly agreed to in a writing signed by an officer or authorized representative of NECAM.

13.    ASSOCIATE'S SERVICES

       (a) NECAM's appointment of ASSOCIATE was and will continue to be predicated upon ASSOCIATE's commitment to provide installation, maintenance, repair and customer training services in accordance with highest industry standards. As a minimum requirement to meet the above commitment, ASSOCIATE agrees to:

              (1) Maintain an adequate number of service centers in the TERRITORY as reasonably determined by NECAM, equipped with adequate numbers and types of spare parts, technical and engineering manuals, product brochures and other similar items relating to PRODUCTS; keep NECAM notified of the location(s) of such service center(s), and permit NECAM to inspect such location(s), without advance notice, during normal business hours.

              (2) Staff such service center with engineering and repair personnel sufficient in number and skill, and provide them with the means to be able to reach by ground transportation any place within the TERRITORY to perform prompt repair services for PRODUCTS within a period of two
                     (2) hours of receipt of a telephone call from a customer requesting such repair service.

              (3) Permit NECAM personnel to inspect the quality of the ASSOCIATE's installation, maintenance and repair services on the site of any installed PRODUCT during normal business hours. The ASSOCIATE agrees to use its best efforts to secure the customer's consent for NECAM personnel to visit the installation site, when such consent is required.

              (4) Offer full maintenance services for PRODUCTS to all of the ASSOCIATE'S customers.

              (5) Offer appropriate customer training services for PRODUCTS sold or otherwise distributed by the ASSOCIATE to all of the ASSOCIATE's customers. Such customer training shall include training in the use of PRODUCTS and is the sole responsibility of the ASSOCIATE.

              (6) From time to time, as reasonably requested by NECAM, cause an appropriate number of the ASSOCIATE's personnel to attend training sessions conducted by NECAM, concerning PRODUCTS in accordance with Section 14. NECAM reserves the right to establish criteria, including but not limited to successful completion of such training sessions for the issuance of Technician Identification Numbers identifying those employees of ASSOCIATE who are certified with respect to particular products. No employee of ASSOCIATE shall install, maintain or service PRODUCTS until such employee is certified by NECAM with respect to the particular PRODUCT. Technical support will be provided by NECAM only to those ASSOCIATE employees possessing valid Technician Identification Numbers. Technician Identification Numbers will be suspended or terminated immediately upon the termination of said technician's employment with the ASSOCIATE or upon termination or non-renewal of this AGREEMENT.

              (7) In ordering PRODUCT(S) and services, ASSOCIATES shall submit all documentation as may be requested by NECAM, including, but not limited to, such as may be required pursuant to the NECAM Leasing Services Product Appendix (Exhibit B) and the Extended Hardware Warranty Products Appendix.

              (8) Conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of NECAM; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to NECAM, the Products, end-users or the public, including but not limited to disparagement of NECAM or Products; (iii) make no false or misleading representations with regard to NECAM or the Products; (iv) not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material and; (v) to make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of Products that are inconsistent with the literature distributed by NECAM, including all warranties and disclaimers contained in such literature, if any.

              (9) ASSOCIATE will not disseminate, or use for purposes not specifically permitted by NECAM, either during or after the termination of this Agreement, any information designated as "CONFIDENTIAL" and disclosed by NECAM, and will restrict dissemination of such Confidential Information to its own personnel on a "need-to-know" basis. ASSOCIATE acknowledges that premature revelation of NECAM confidential information can have serious and irreparable impact on NECAM's business; therefore, in addition to all other remedies at law, the parties agree that injunctive relief would be appropriate to prevent breach of this provision.

              (10) ASSOCIATE shall notify NECAM immediately if its identity or the nature of its business is materially changed by bulk transfer of assets, sale of its business, transfer of control of its outstanding stock, merger, or otherwise.

              (11) ASSOCIATE must have Internet access capability to access notices which NECAM may post on its Web Page at http://www.cng.nec.com and http://www.ilibrary.com/ docs.nsf/system/.

              (12) ASSOCIATE shall be required to check the notice section of such Web page on a daily basis.

              (13) In order to support the above commitments, ASSOCIATE agrees to comply with other reasonable requests by NECAM from time to time which are designed to promote ASSOCIATE's adherence to the highest industry standards. Failure of the ASSOCIATE to comply with any of the requirements of this Section shall subject the ASSOCIATE to possible termination under
                     Section 16, and shall entitle NECAM to immediately invoke one or more of the remedies set forth in Section 6(c).

14.    TRAINING

NECAM may make available to ASSOCIATE training courses for ASSOCIATE's personnel in marketing, installation, operation and maintenance according to published schedules. Nonrefundable registration fees, training fees, and training materials fees (if applicable) will be charged at NECAM's prevailing rates. No discounts shall apply to such rates. ASSOCIATE shall bear the cost of transportation, meals, lodging and any other incidental expenses of ASSOCIATE's personnel to, from and during such training. If mutually agreed upon by NECAM and ASSOCIATE, training may be held at an off-site location (i.e., not at NECAM's headquarters facility) designated by ASSOCIATE. In such a case, in addition to the above mentioned charges, ASSOCIATE shall bear the cost of transportation, meals and lodging for NECAM's instructor(s) as well as all costs and expenses incurred in the handling and transportation of necessary demonstration equipment.

15.    REPORTS

       (a) In order to assist NECAM in its efforts to monitor ASSOCIATE's performance hereunder, ASSOCIATE will, as may be required by
              NECAM:

              (1) Meet with NECAM's representative at the ASSOCIATE's principal place of business, as frequently as may be reasonably required by NECAM, for a review of the market conditions in the TERRITORY and ASSOCIATE's performance under this AGREEMENT, including its achievement of applicable PRODUCT purchases. Purchases of PRODUCTS for resale outside the TERRITORY are not permitted without NECAM's prior written consent and shall not be considered in adjusting ASSOCIATE's discount pursuant to Section 6(b).

              (2) Submit to NECAM on a quarterly basis an estimate of the ASSOCIATE's PRODUCT needs for the next two succeeding quarters in the form required by NECAM.

              (3) Submit to NECAM on or before the twentieth (20th) business day following the end of each quarter, a written report in the form required by NECAM stating the ASSOCIATE's sales of PRODUCTS within the TERRITORY during the preceding calendar quarter and the ASSOCIATE's stocks on hand of PRODUCTS as of the last day of the preceding quarter.

              (4) Submit to NECAM audited copies (or unaudited copies, if the ASSOCIATE's financial statements are not audited) of the ASSOCIATE's latest financial statements within sixty (60) days following the end of the ASSOCIATE's fiscal year, and if financial statements are also prepared quarterly on an unaudited basis, also such unaudited quarterly statements, within sixty (60) days following the end of each calendar quarter or sooner if requested by NECAM.

              (5) Submit to NECAM on a quarterly basis a list of all current employees certified by NECAM to perform installation, maintenance and repair services for each of the PRODUCTS listed on the PRODUCT Appendices.

16.    TERMINATION

       (a) This AGREEMENT may be terminated, in full or in part, effective immediately, without liability for said termination, upon the occurrence of any of the following events:

              (1)    an ASSOCIATE files a voluntary petition in bankruptcy,

              (2)    an ASSOCIATE is adjudged bankrupt,

              (3) a court assumes jurisdiction of the assets of an ASSOCIATE under a federal reorganization act,

              (4) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of an ASSOCIATE,

              (5)    an ASSOCIATE becomes insolvent or suspends its business,

              (6) an ASSOCIATE makes an assignment of its assets for the benefit of its creditors except for the company's line of credit from its lender in the normal course of business,

              (7) the identity of an ASSOCIATE or the nature of its business is materially changed by bulk transfer of assets, sale of its business, transfer of control of its outstanding stock, merger, or otherwise,

              (8) ASSOCIATE fails to make payment for any NECAM invoice for PRODUCTS within thirty (30) days of the due date for payment of such invoice,

              (9) any other AGREEMENT between ASSOCIATE and NECAM terminates or expires, pursuant to the terms and conditions of such agreement,

              (10)   ASSOCIATE breaches any of the terms and conditions of
                     Section 37 governing the use of NECAM's trade names or trademarks,

              (11) ASSOCIATE sells PRODUCTS to any other resellers (including but not limited to NECAM Distributors),


              (12) ASSOCIATE sells, installs, maintains or services PRODUCTS outside of its authorized territory, without NECAM's prior written consent, or

              (13) ASSOCIATE subcontracts without NECAM's prior written consent to an entity other than an Authorized ASSOCIATE,

              (14) ASSOCIATE assigns any of its rights or responsibilities hereunder except as permitted herein or with NECAM's prior written consent, or

              (15)   ASSOCIATE breaches the terms of Section 13(a)(7).

       (b) The entire AGREEMENT or portions thereof relating to specific types of PRODUCTS may be terminated by NECAM, in the event that:

              (1) ASSOCIATE fails to provide any purchasing forecast required by Section 15 of this AGREEMENT relating to such specific type of PRODUCTS, or

              (2) ASSOCIATE knowingly provides false information on a "Customer Software License", or

              (3) ASSOCIATE fails to provide installation, maintenance, repair and support services in accordance with NECAM's and industry standards for such specific type of PRODUCTS.

       (c) In the event of any default or failure on the part of a party in the performance of any of its duties, obligations or responsibilities under this AGREEMENT, other than default or failure specified in 16(a) or 16(b) above, the non-defaulting party may terminate this AGREEMENT, provided that with respect to defaults susceptible of immediate cure, the defaulting party had been given fifteen (15) days' prior written notice of the default and failed to cure the default within such fifteen (15) day period.

       (d) Except in those cases where ASSOCIATE has been terminated because of a breach of its obligations under Section 13, NECAM may complete any order for PRODUCTS accepted by NECAM prior to termination and will accept and complete any order for PRODUCTS where ASSOCIATE, prior to the effective date of termination, has entered into a binding contract for the resale of such PRODUCTS to an end-user.

              Notwithstanding the foregoing, NECAM may condition acceptance and completion of such orders on reasonable conditions which NECAM may impose, including but not limited to prior payment in full for these and any other previous orders, proof of a binding contract with an end-user customer, and/or subcontracting of service obligations to an Authorized ASSOCIATE.

       (e) Upon any termination of this AGREEMENT, the parties shall have all of the remedies of a seller and buyer under the applicable UCC, to the extent such remedies have not been limited or otherwise modified by this AGREEMENT.

       (f) ASSOCIATE will not be entitled to compensation for loss of its ASSOCIATE appointment if termination was accomplished in accordance with the termination or nonrenewal provisions of this AGREEMENT, or was otherwise legally justified.

17.    RIGHTS UPON TERMINATION

       (a) In the event of termination by NECAM, NECAM shall have all the remedies of a seller under the New York Uniform Commercial Code, including, but not limited to, the remedies provided for in
              Section 2-702, 2-703, 2-704 and 2-705 of such Code, where applicable.

       (b) Neither party shall be liable to the other under any legal or equitable theory for compensation, reimbursement for investments or expenses, lost profits or incidental or consequential damages of any other kind or character as a result of any termination of this Agreement.

18.    CANCELLATION OF PURCHASE ORDERS; REVOCATION OF ACKNOWLEDGMENTS

       (a)    In the event that NECAM shall fail to deliver material within ten
              (10) days of a firm delivery date established pursuant to Section 12 (b), then ASSOCIATE shall have the right to cancel such Order.

       (b) In the event that ASSOCIATE shall be in material breach or default of any terms, conditions or covenants of this AGREEMENT (including, but not limited to, timely payment for PRODUCTS purchased), then (in addition to all other rights and remedies contained herein, or at law, equity or otherwise) NECAM shall have the right to suspend delivery of PRODUCTS on all outstanding Orders, or revoke its acknowledgment of any such Order.

19.    NON-EXCLUSIVE MARKET RIGHTS

       (a)    NECAM reserves its right to:

              (1) directly or through its subsidiaries, affiliates, agents or any other type of distribution entity market, sell, license or distribute any type of telecommunications products whether or not listed in the PRODUCTS Appendices or provide installation, repair, maintenance and related SERVICES for any such telecommunications products, wherever NECAM deems necessary or appropriate.

              (2) directly, or through its subsidiaries, affiliates, agents or any other type of distribution entity distribute, install, license and/or maintain (directly or indirectly) any such telecommunications products,

              (3) utilize the customer identification information contained on the Customer Software License or such other form as NECAM shall require, to conduct surveys or perform other marketing and sales functions, as NECAM deems necessary or appropriate.

20.    INFRINGEMENT

       (a) In the event of a claim or suit against ASSOCIATE alleging (a) the PRODUCT(S) as sold by NECAM infringes any patent issued by or copyright registered in the country in which the PRODUCT(S) was sold to ASSOCIATE, NECAM shall defend ASSOCIATE to the extent the claim or suit concerns such infringement, provided ASSOCIATE gives NECAM prompt notice of such claim or suit and continuous cooperation in such defense.

       (b) In any claim or suit against ASSOCIATE that is defended by NECAM pursuant to paragraph 1, NECAM shall control the defense, shall pay all litigation costs, including reasonable attorney's fees incurred by NECAM in such defense, and shall indemnify ASSOCIATE for all damages awarded by a court or settlement payments approved by NECAM.

       (c) If, in any claim or suit against ASSOCIATE that is defended by NECAM pursuant to paragraph 1, as a result of a court order not subject to further appeal or a settlement approved by NECAM, ASSOCIATE is enjoined or otherwise prevented from using the PRODUCT(S) sold by NECAM, NECAM, at its option, may (a) procure for ASSOCIATE the right to continue using the PRODUCT(S), (b) replace or modify the PRODUCT(S) to avoid infringement, or (c) repossess the PRODUCT(S) in exchange for a refund of the depreciated value of the PRODUCT(S). NECAM's option selected under this paragraph shall be ASSOCIATE'S sole remedy for any prospective effects of any court order or settlement.

       (d) NECAM's total cumulative liability under paragraphs 2 and 3 shall be limited to the price paid to NECAM by ASSOCIATE for the PRODUCT(S).

       (e) Notwithstanding any other provision of this Article, NECAM shall not be obligated to defend and shall not be liable for costs or damages awarded in any claim or suit for infringement in which (a) the PRODUCT(S) was made by NECAM pursuant to specifications supplied by ASSOCIATE, or (b) the alleged infringement is based on use by ASSOCIATE, without NECAM's permission, of the PRODUCT(S) as sold by NECAM in combination with another item not sold by NECAM, where the alleged infringement arises from the combination or from practice of a method made possible by the combination, or (c) the alleged infringement is based on the PRODUCT(S) as modified by ASSOCIATE without NECAM's permission.

21.    HARDWARE WARRANTY

       (a) As to any hardware PRODUCTS purchased by the ASSOCIATE in accordance with the terms of this AGREEMENT, NECAM warrants that the hardware PRODUCTS:

              (1) will conform to the applicable specifications for such hardware PRODUCTS published by NECAM at the time of sale, and

              (2) will be free from defects in material and workmanship, under normal use and service when correctly installed and maintained, for a period of fourteen (14) months from date of shipment to ASSOCIATE. NECAM reserves the right to modify such warranty period on written notice to ASSOCIATE.

              (3) will be Year 2000 Compliant only to the extent specifically set forth on the NEC Web Page at http://www.cng.nec.com.

       (b) NECAM's liability for any hardware PRODUCT which is shown to be defective during its warranty is limited to:

              (1) replacing the hardware PRODUCT or part thereof with a functionally equivalent hardware PRODUCT or part,

              (2)    repairing the hardware PRODUCT, or

              (3)    issuing credit for the hardware PRODUCT

       (c) NECAM shall select which of the above warranty remedies to utilize concerning any particular hardware PRODUCT.

       (d) In the event that any hardware PRODUCT is shown to be defective during the warranty period, the ASSOCIATE, or such Authorized ASSOCIATE as may be providing service to the end-user to whom such PRODUCT has been sold or leased, shall:

              (1)    notify NECAM promptly in writing of any claims,

              (2) provide NECAM with an opportunity to inspect and test the hardware PRODUCTS claimed to be defective, and

              (3) if repair or replacement of the hardware PRODUCT is selected by NECAM, return the hardware PRODUCT to NECAM only in accordance with NECAM's prevailing Material Return Authorization ("MRA") policy and procedures, which are incorporated herein by reference and are subject to change by NECAM from time to time.

       (e) The above warranty excludes coverage for hardware PRODUCTS which were installed, repaired or maintained by an unauthorized service provider or which were subjected to misuse, abuse, improper installation or application, improper maintenance or repair, alteration, accident or negligence in use, improper temperature, humidity or other environmental condition (including, but not limited to, lightning or water damage), storage, transportation or handling, unless caused by NECAM or its authorized representative.

       (f) NECAM's hardware PRODUCTS warranty extends only to ASSOCIATE and ASSOCIATE is not authorized to ASSIGN this warranty to its customers or to any other party. Rather, the ASSOCIATE agrees to extend a hardware PRODUCTS warranty to its end-user customers which is no greater in substance and scope than that extended by NECAM to ASSOCIATE, and which shall incorporate the warranty exclusions and liability limitations provided in Sections 21 (e), 21 (h) and 31.

       (g) All hardware PRODUCTS warranty claims must be forwarded to NECAM by an Authorized ASSOCIATE. NECAM will accept no hardware PRODUCTS warranty claims from former ASSOCIATES whose ASSOCIATE AGREEMENTS have expired or been terminated, or directly from ASSOCIATE's customers.

       (h) THE HARDWARE PRODUCTS WARRANTY CONTAINED IN THIS AGREEMENT IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING (BUT NOT LIMITED TO) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING BUT NOT LIMITED TO PREVENTION, DETECTION OR DETERRENCE OF TOLL FRAUD, COMPUTER VIRUSES OR OTHER UNAUTHORIZED OR IMPROPER USE OF THE HARDWARE PRODUCTS.

22.    SOFTWARE LICENSE AND SOFTWARE WARRANTY

       (a) As to any software PRODUCTS licensed to the ASSOCIATE in accordance with the terms of this AGREEMENT, NECAM warrants that the software PRODUCTS:

              (1) will conform to the published specifications for such software PRODUCTS, applicable at the time of licensing and

              (2) will be free from defects in material and workmanship, under normal use and service when correctly installed and maintained, for fourteen (14) months from date of shipment to ASSOCIATE. NECAM reserves the right to modify such warranty period on written notice to ASSOCIATE.

              (3) will be Year 2000 Compliant only as specifically set forth on the NEC Web Page at http://www.cng.nec.com.

       (b) NECAM's liability for any software PRODUCT which is shown to be defective during its warranty period is limited to:

              (1) replacing the PRODUCT or part thereof with a functionally equivalent software PRODUCT or part,

              (2)    repairing the PRODUCT, or

              (3)    issuing credit for the software PRODUCT

       (c) The choice of which of the above warranty remedies to utilize concerning any particular software PRODUCT shall be NECAM's.

       (d) In the event that any software PRODUCT is shown to be defective during the warranty period, the ASSOCIATE or such authorized ASSOCIATE as may be providing service to the end-user to whom such software PRODUCT has been licensed shall:

              (1)    notify NECAM promptly in writing of any claims,

              (2) provide NECAM with an opportunity to inspect and test the software PRODUCTS claimed to be defective, and

              (3) (if repair or replacement of the software PRODUCTS is selected by NECAM) return the software PRODUCTS to NECAM only in accordance with NECAM's prevailing Material Return Authorization policy and procedures, which are incorporated herein by reference and are subject to change by NECAM from time to time.

       (e) Unless caused by NECAM or its authorized third party representatives, the above warranty excludes coverage for software PRODUCTS which were installed, repaired or maintained by an unauthorized service provider or which were subjected to misuse, abuse, improper installation or application, improper maintenance or repair, alteration, accident or negligence in use, improper temperature, humidity or other environmental condition (including, but not limited to, lightning or water damage), storage, transportation or handling.

       (f) Except as otherwise provided in writing, NECAM's software PRODUCTS warranty extends only to ASSOCIATE and ASSOCIATE is not authorized to assign this warranty to its customers. Rather, the ASSOCIATE agrees to extend a software PRODUCTS warranty to its customers which is no greater in substance and scope than that extended by NECAM to ASSOCIATE, and which shall incorporate the warranty exclusions and liability limitations provided in Section 22(d), 22(g) and 31. NECAM shall not be liable for software PRODUCTS warranty terms extended by the ASSOCIATE to its customers which are different from or greater than those set forth above.

       (g) Except as otherwise provided in writing, all software PRODUCTS warranty claims must be forwarded to NECAM by an Authorized ASSOCIATE. NECAM will accept no software PRODUCTS warranty claims from former ASSOCIATES whose ASSOCIATE AGREEMENTS have expired or been terminated or directly from ASSOCIATE's customers.

       (h) THE SOFTWARE PRODUCTS WARRANTY CONTAINED IN THIS AGREEMENT IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING (BUT NOT LIMITED TO) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING BUT NOT LIMITED TO PREVENTION, DETECTION OR DETERRENCE OF TOLL FRAUD, COMPUTER VIRUSES OR OTHER UNAUTHORIZED OR IMPROPER USE OF THE SOFTWARE PRODUCTS.

       (i) NECAM hereby grants to ASSOCIATE a non-exclusive license in the following rights in software PRODUCTS, which licensed rights may be exercised by ASSOCIATE only when related to the resale by ASSOCIATE within the TERRITORY or otherwise with NECAM's consent of related hardware PRODUCTS purchased directly from NECAM:

              (1)    the right to distribute the software PRODUCTS,

              (2) the right to use the software PRODUCTS for demonstration, testing, installation, maintenance and repair of related hardware PRODUCTS,

              (3) the right to reproduce and preserve, for back-up purposes only, one (1) copy of each software PRODUCTS acquired by ASSOCIATE from NECAM, and

              (4) the right to grant sublicenses to end-users for the following rights only:

                     (i) the right of the end-user to use the software PRODUCTS, but only in conjunction with related hardware PRODUCTS sold by an authorized ASSOCIATE to the end-user,

                     (ii) the right of the end-user to make one (1) copy of the software PRODUCTS for archival/back-up purposes,

                     (iii) the right of the end-user to transfer the end-user's software PRODUCTS rights to a third party who acquires title to the end-user's related hardware PRODUCTS, provided such transferee assents in writing to the conditions and limitations of the sublicense and pays any applicable transfer fee.

       (j) The above license may be exercised by ASSOCIATE with respect to specific software PRODUCTS only upon payment by ASSOCIATE of any applicable licensing fee.

       (k) NECAM reserves all other rights, title and interest to the software PRODUCTS, and neither ASSOCIATE nor its end-user customers shall acquire any rights, title or interest in the software PRODUCTS other than as specifically set forth in this Section.

       (l)    ASSOCIATE and ASSOCIATE's customers may not:

              (1) sublicense or distribute the software PRODUCTS except as authorized by this Section, or

              (2) reverse compile, disassemble, alter, add to, delete from, or otherwise modify the software PRODUCTS, except to the extent that such modification capability is an intended feature of the software PRODUCTS.

       (m) ASSOCIATE agrees to notify NECAM promptly in the event any of ASSOCIATE's end-user customers violates the conditions of its sublicense.

       (n) ASSOCIATE hereby agrees to execute (and secure end-users' execution of) any additional documents relating to software PRODUCTS as reasonable required by NECAM from time to time, to protect the respective rights, title and licensing interest of NECAM or third parties to the software PRODUCTS. ASSOCIATE agrees to utilize standard sublicensing forms, if provided by NECAM, for the purpose of licensing or sublicensing software PRODUCTS to its end-user customers.

       (o) ASSOCIATE's license shall continue in effect unless terminated by NECAM due to:

              (1)    a breach by the ASSOCIATE of the terms of this Section,

              (2)    mutual agreement, or

              (3)    termination or expiration of this AGREEMENT,

              provided, however, that termination of such licenses shall not act to rescind sublicenses granted by the ASSOCIATE in accordance with the terms of this AGREEMENT prior to termination of the ASSOCIATE's license.

       (p) ASSOCIATE agrees to use best efforts to protect software PRODUCTS from reproduction, modification or distribution except as specifically authorized by this AGREEMENT and to notify NECAM promptly if the ASSOCIATE learns of any attempt to do so.

THE SOFTWARE LICENSE PROVISIONS CONTAINED IN THIS SECTION APPLY ONLY TO SOFTWARE OWNED BY NECAM OR ITS AFFILIATES. IN THE EVENT THAT NECAM PROVIDES SOFTWARE OWNED (IN WHOLE OR IN PART) BY A THIRD PARTY, NECAM MAY BE REQUIRED TO OBTAIN ASSOCIATE'S ASSENT TO DIFFERING OR ADDITIONAL TERMS AND CONDITIONS IN ORDER TO LAWFULLY GRANT A LICENSE TO ASSOCIATE FOR SUCH SOFTWARE. THEREFORE, NECAM RESERVES THE RIGHT TO WITHHOLD PROVISION OF SUCH SOFTWARE UNTIL ASSOCIATE'S ASSENT IS OBTAINED.

23.    REPAIR OR REPLACEMENT OF PRODUCTS NOT COVERED UNDER WARRANTY

       (a) NECAM agrees, at its option, to repair PRODUCTS no longer under warranty, or to replace such PRODUCTS with functionally equivalent PRODUCTS, for a period of no less than five (5) years after such PRODUCT has been manufacturer-discontinued. PRODUCTS to be repaired or replaced under this Section are to be returned by an authorized ASSOCIATE to a location designated by NECAM.

       (b) If a PRODUCT is returned to NECAM for repair as provided in this Section, and is determined to be beyond repair, NECAM may, at its option (i) return such PRODUCT to the ASSOCIATE at ASSOCIATE's expense or (ii) offer to sell to ASSOCIATE replacement PRODUCTS at NECAM's then current prices.

       (c) Replacement and repaired PRODUCTS shall be warranted as set forth in Section 21. The repaired PRODUCT hardware warranty period shall be six (6) months from the date of repair, or such other period as NECAM may specify in writing.

       (d) All transportation charges for, and risk of in-transit loss or damage to, out-of-warranty PRODUCTS returned to NECAM for repair will be borne by ASSOCIATE. All transportation charges associated with the return of such repaired and replaced PRODUCTS to ASSOCIATE shall be borne by ASSOCIATE and shall be prepaid by NECAM and listed as a separate item on NECAM's invoice for repair. ASSOCIATE shall bear the risk of in-transit loss and damage for shipments of repaired or replaced.

       (e) Prices for out-of-warranty repairs made pursuant hereto shall be NECAM's prevailing charges. Discounts do not apply to such repair charges.

       (f) ASSOCIATE hereby agrees to comply with NECAM's Material Return Authorization ("MRA") procedures, as may be amended by NECAM from time to time.

24.    TECHNICAL SUPPORT

       (a) ASSOCIATE shall be entitled to ongoing technical support, including field service and assistance, provided, however, that the availability or performance of this technical support service shall not be construed as altering or affecting NECAM's warranty obligations as set forth in this AGREEMENT.

       (b) Ongoing technical support via telephone will be available to ASSOCIATE from NECAM at NECAM's then current charges. NECAM's field service technical support shall be available to ASSOCIATE, including emergency (service affecting) twenty-four (24) hour technical assistance as determined by NECAM. Such field service technical support shall be subject to availability of NECAM's technical support personnel. Charges, if any, for such field service technical support will be NECAM's then prevailing charges. No discounts shall apply to such charges.

25.    DOCUMENTATION

From time to time, NECAM may make available to ASSOCIATE various types of documentation. Certain types of documentation may be made available to ASSOCIATE via electronic media. Charges, if any, for documentation will be NECAM's prevailing charges.

26. ADVERTISING AND PROMOTION

Under the provisions of NECAM's applicable Cooperative Advertising program, ASSOCIATE may be eligible to accrue funds in an account to be used for advertising, media and/or promotion efforts utilized to promote the sale of PRODUCTS. These funds will be made available based upon the terms and conditions of NECAM's Cooperative Advertising program, as may be amended from time to time, the provisions of which are hereby incorporated by reference as if fully set forth herein.

27.    FORCE MAJEURE

NECAM shall not be responsible for any losses resulting if the fulfillment by NECAM of any terms or provisions of this AGREEMENT or any order is delayed or prevented by revolution or other disorders, war, acts of enemies, strikes, fires, floods, transportation delays or shortages, labor disputes, riots, insurrections, accidents, storms, inability to obtain materials or supplies, excessive demand for PRODUCTS over the available supply, customs duties or surcharges, any interruption for any reason in the manufacture of PRODUCTS by NECAM's suppliers, any act of God, the action of any government, or other cause not within NECAM's control, whether of the class of causes set forth above or not.

28.    ASSIGNMENT

       (a) Except as otherwise provided herein, the rights and obligations of the parties hereunder shall not be assigned, subcontracted, delegated or otherwise transferred without the prior written consent of the other party, PROVIDED THAT NECAM may assign or delegate its rights and obligations hereunder, in whole for in part, to its parent or subsidiary upon prior written notice to the ASSOCIATE.

       (b) The limitation on assignment does not apply to an assignment confined solely to monies due or to become due under this AGREEMENT, provided ASSOCIATE or NECAM is given thirty (30) calendar days prior written notice of such assignment. Assignment of monies shall be void to the extent that it attempts to impose upon ASSOCIATE or NECAM obligations to the assignee additional to the payment of such monies, or to preclude ASSOCIATE or NECAM from dealing solely and directly with the other in all matters pertaining hereto, including negotiation of amendments or settlement of amounts due.

29.    TAX

Prices for PRODUCTS are exclusive of the following taxes, which shall be added by NECAM to its invoice and payable by ASSOCIATE, unless ASSOCIATE provides proof to NECAM of a valid exemption from the applicability of such tax(es):
Federal Manufacturers' and Retailers' Excise Taxes, State and Local Sales Taxes, and/or Use Taxes.

30.    GOVERNMENT CONTRACTS

       (a) The parties hereby acknowledge that NECAM typically has not sold certain types of PRODUCTS which are included within the scope of this AGREEMENT for resale under government contracts. Accordingly, notwithstanding any other provision(s) of this AGREEMENT, and without incurring any liability to ASSOCIATE or third party, NECAM hereby reserves the right to reject any ASSOCIATE Order for PRODUCTS to which government contract provisions will apply.

       (b) In the event that ASSOCIATE orders PRODUCTS to which Government contract provisions are intended to apply, ASSOCIATE's order must conspicuously state such fact on its face, for the purpose of notifying NECAM and permitting NECAM the opportunity to consider whether to accept or reject such order. If such order fails to have such fact conspicuously stated on its face, then (notwithstanding Section 3 (a)(6) or any other provision of this AGREEMENT) NECAM shall be AUTOMATICALLY deemed to have rejected such order, and any acknowledgment which NECAM may have issued for such order shall be deemed void and of no effect.

       (c) If the software PRODUCTS will be supplied to a unit or agency of the United States government by ASSOCIATE, NECAM will supply commercial computer software or commercial computer software documentation to be acquired under licenses customarily provided to the public. NECAM shall not be required to:

              (1) Furnish technical information related to commercial computer software or commercial computer software documentation that is not customarily provided to the public; or

              (2) Relinquish to, or otherwise provide, the Government rights to use, modify, reproduce, release, perform, display, or disclose commercial computer software or commercial computer software documentation except as mutually agreed to by the parties.

              (3) With regard to commercial computer software and commercial computer software documentation, the Government shall have only those rights specified in the license contained in any addendum to the contract, or alternatively, any shrink-wrap license delivered with the software. (See 48 CFR 12.212).

31.    LIMITATION OF LIABILITY

NECAM's liability for PRODUCT malfunction shall be limited to performing one of the remedies under the hardware or software PRODUCT warranties, provided that the malfunctioning PRODUCT is covered by the applicable warranty. NECAM and ASSOCIATE hereby agree that if such limitation is declared invalid by a court of competent jurisdiction, then NECAM's liability shall be limited solely to a U. S. dollar amount equal to the cost of the malfunctioning PRODUCT to the ASSOCIATE. THESE REMEDIES SHALL BE EXCLUSIVE
AND SHALL BE THE ASSOCIATE'S SOLE REMEDIES AGAINST NECAM OR ANY OF ITS AFFILIATES FOR PRODUCT MALFUNCTION.

IN NO EVENT SHALL NECAM BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL OR SIMILAR DAMAGES, SUCH AS (BUT NOT LIMITED TO) "DOWNTIME", EXCESS COSTS OR LOST BUSINESS REVENUES RESULTING FROM NECAM'S BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, NECAM'S TORTIOUS CONDUCT IN OR RELATED TO THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, A PRODUCT MALFUNCTION OR FROM UNAUTHORIZED OR IMPROPER USE OF PRODUCTS INCLUDING BUT NOT LIMITED TO TOLL FRAUD OR COMPUTER VIRUSES.

32.    LIMITATION OF TIME CONCERNING CAUSES OF ACTION

Any cause of action based upon an alleged breach of this AGREEMENT or otherwise related to the parties' rights, obligations and/or performance thereunder must be commenced within one (1) year of the accrual of the cause of action.

33.    CHOICE OF LAW; JURY WAIVER

The construction, interpretation and performance of this AGREEMENT shall be governed by and construed in accordance with the domestic laws of the State of New York.

Each of the parties waives trial by jury and the right to trial by jury in any and all actions or proceedings in any court between them or to which they may be parties, whether arising out of, under or by reason of this AGREEMENT, or any acts or transactions, hereunder to the interpretation or validity thereof, or under, or by reason of any other contract, agreement, loan, or transaction of, any kind between them, or to which they may be parties, of any kind, nature, or description whatsoever.

34.    SEVERABILITY

If any of the provisions of this AGREEMENT shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire AGREEMENT, but rather the entire AGREEMENT shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of NECAM and ASSOCIATE shall be construed and enforced accordingly.

35.    NOTICES

All communications and notices required by or relating to this AGREEMENT shall be deemed to have been duly given (1)upon receipt by the addressee when sent via registered mail, overnight mail, or via facsimile directed to the attention of the individual signing this agreement at the address specified in the preamble hereto or (2) when posted by NECAM on its Web Page at http://www.cng.nec.com and http://www.ilibrary.com/docs.nsf/system/.

Except as with respect to notices posted by NECAM on its Web page as set forth above, the addresses to which notices or communications may be given by either party may be changed by written notice given by such party to the other pursuant to this Section.

36.    LICENSES

Except as specifically set forth herein, or unless otherwise expressly agreed in writing, no licenses, expressed or implied, under any patents, copyright, trade names or trade secrets are granted by one party to the other.

37.    TRADEMARKS


       (a) Other than as set forth below, ASSOCIATE acquires no right, title or interest in any trademark, tradename or other intellectual property right of NECAM or its affiliates.

       (b) So long as this AGREEMENT remains in effect, ASSOCIATE may use the trade names and trademarks specified by NECAM on a non-exclusive basis for advertising and promotion of the PRODUCTS consistent with reasonable guidelines established by NECAM.

       (c) ASSOCIATE shall not remove any trade name or trademark of NECAM or its affiliates from any PRODUCT without NECAM's prior express written consent.

38.    NON-WAIVER

No course of dealing or failure of either party to strictly enforce any term, right or conditions of this AGREEMENT shall be construed as a waiver of such term, right or condition.

39.    SURVIVAL OF OBLIGATIONS

The respective parties' obligations under this AGREEMENT which by their nature would continue beyond the termination, cancellation or expiration of this AGREEMENT, shall survive such termination, cancellation or expiration of this AGREEMENT.

40.    SHORTAGES

NECAM will endeavor to fully satisfy ASSOCIATE's specific requirements for respective types of PRODUCTS at all times, and to ship Orders which NECAM has accepted within customary respective shipment time periods. However, in the event of PRODUCTS shortage(s), NECAM reserves the right to allocate the supply of, and/or assign priorities to the shipment of, NECAM's then-available stock of such PRODUCTS based upon all of the circumstances and NECAM's assessment of the respective order requirements and respective shipping date requirements of all purchasers of PRODUCTS.

41.    LIMITATION OF AUTHORITY

It is expressly understood that this AGREEMENT does not give ASSOCIATE any right or authority to act for or represent NECAM or its affiliates or to pledge their credit or contract any liability whatsoever on their behalf. It is understood that this AGREEMENT does not confer upon ASSOCIATE any authority to warrant any PRODUCTS sold hereunder, or to make any adjustments on NECAM's behalf in connection with PRODUCTS without NECAM's express consent.

42.    ENTIRE AGREEMENT

This AGREEMENT constitutes the entire understanding between NECAM and the ASSOCIATE and replaces and supersedes any prior agreements between NECAM and the ASSOCIATE, and/or any prior agreements between either of them and the other's predecessor(s) concerning any of the subject matters contained herein. In the event of any conflict between the "General Terms & Conditions Applicable to All Products" and the terms and conditions set forth in a Product Appendix, the terms and conditions of such product Appendix shall control.

This AGREEMENT may not be changed, modified or amended except as provided for herein or by an instrument in writing signed by both NECAM and the ASSOCIATE.

WHEREBY this Agreement is effective upon the signature of NEC America, Inc. as appearing below:

NEC AMERICA, INC.

BY: /s/ Douglas P. Wonson
   ----------------------

NAME: DOUGLAS P. WONSON
     --------------------

TITLE: ASSISTANT G.M. & SALES V.P.
      -----------------------------

DATE:         MAY 26, 1998
     ------------------------------

                                                                       05/21/98

                           KEY TELEPHONE PRODUCTS APPENDIX

1. PRODUCTS

PRODUCTS include:

       1) Electra Professional-Registered Trademark- Key telephone systems
       2) Electra Professional Voice Processing Equipment
       3) Spare parts for manufacture discontinued Electra Key telephone systems

2. DISCOUNTS

(a) During the first year of the term of this AGREEMENT, NECAM shall grant to ASSOCIATE a twenty-five percent (25%) discount off of NECAM's list prices for the Electra Professional and Electra Professional Voice Processing Equipment PRODUCT(S). Excluded from such discount are certain items of Electra Professional, Electra Professional Voice Processing Equipment PRODUCT(S) and discontinued Electra Key telephone systems that are offered at a net (non-discountable) price.

Such discount(s) will be increased during such original or renewal term if ASSOCIATE'S purchases exceed the Net Dollar Purchase amount listed below as qualifying for such higher discount(s).

(b) On April 1 of each year during the term of this AGREEMENT, NECAM will conduct an annual review of the performance of ASSOCIATE under this AGREEMENT. ASSOCIATE's purchases during the preceding twelve (12) month period (April 1 through March 31) of each year in which this AGREEMENT is in effect shall be used to determine ASSOCIATE's discounts for the next successive twelve (12) month period. For purposes of determining ASSOCIATE's discounts after the first year of the term of this AGREEMENT, the following discount schedule shall apply:

                          ELECTRA PROFESSIONAL

       List Dollar Purchases             Discount
       ---------------------             --------
             1 - 199,999                    25%
       200,000 - 499,999                    29%
       500,000 or Over                      33%

In the event that this Agreement does not commence on April 1, the above discount schedules shall be pro-rated for the first year of the term of this AGREEMENT. NECAM reserves the right to change or modify the above discount schedules upon written notice to ASSOCIATE.

                                                                       05/21/98

      NEAX-Registered Trademark-2000 IVS & NEAX-Registered Trademark-1000
                            IVS/VSP PRODUCTS APPENDIX

1.  PRODUCTS

    PRODUCTS include:
      1) NEAX-Registered Trademark-2000 IVS
      2) NEAX-Registered Trademark-1000 IVS/VSP

2.  DISCOUNTS

(a) During the original term of this AGREEMENT, NECAM shall grant to ASSOCIATE a twenty-five percent (25%) discount off of NECAM's list prices for the NEAX2000 IVS and the NEAX1000 IVS/VSP PRODUCT(S). Excluded from such discount are certain items of the NEAX2000 IVS and the NEAX1000 IVS/VSP PRODUCT(S) that are offered at a net (non-discountable) price.

Such discount will be increased during such original or renewal term if ASSOCIATE'S purchases exceed the Net Dollar Purchases amount listed below as qualifying for such higher discount.

(b) On April 1 of each year during the term of this AGREEMENT, NECAM will conduct an annual review of the performance of ASSOCIATE under this AGREEMENT. ASSOCIATE's purchases during the preceding twelve (12) month period (April 1 through March 31) of each year in which this AGREEMENT is in effect shall be used to determine ASSOCIATE's discount for the next successive twelve (12) month period. For purposes of determining ASSOCIATE's discounts after the first year of the term of this AGREEMENT, the following discount schedule shall apply:

 NEAX-Registered Trademark-2000 IVS & NEAX-Registered Trademark-1000 IVS/VSP

          LIST DOLLAR PURCHASES                     DISCOUNT
          ---------------------                     --------
                  1 - 199,999                          25%
            200,000 - 499,999                          29%
            500,000 - 999,999                          33%
               Over 1,000,000                          36%

* List Dollar Purchases exclude Dterm Series II, Dterm Series III, Dterm Series E and Electra Professional terminal equipment on NEAX-Registered Trademark-2000 IVS and the NEAX-Registered Trademark-1000 IVS/VSP schedule.

In the event that this Agreement does not commence on April 1, the above discount schedule shall be pro-rated for the original term. NECAM reserves the right to change or modify the above discount schedule upon written notice to ASSOCIATE.

3. SPECIAL CONDITIONS APPLICABLE TO NEAX-Registered Trademark-2000 INTEGRATED WIRELESS OR ADJUNCT PRODUCTS

(a) ASSOCIATE shall not sell, distribute or activate any NEAX-Registered Trademark-2000 Integrated Wireless or Adjunct product unless the end-user customer has acknowledged and agreed in writing that the use and operation thereof will comply with all applicable Federal Communication Commission
(FCC) rules and regulations and all requirements and instructions of UTAM, Inc., including without limitation, rules with respect to interference and relocation. Each agreement between ASSOCIATE and such end-user shall include the following provision:

     [Customer] hereby acknowledges that the use and operation of any intentional radiator equipment requiring a Part 15.311 FCC label and subject to UTAM clearing fees, the operation of which makes use of any part of the unlicensed personal communications services ("UPCS") frequency spectrum ("UPCS Radiating Part"), is subject to FCC rules and regulations and UTAM requirements and instructions with respect to interference with licensed fixed microwave facilities and to the relocation of any such UPCS Radiating Part. [Customer] agrees that [its] use or operation of any UPCS Radiating Part shall comply with all rules, regulations, requirements and instructions.

Associate shall submit proof in a form satisfactory to NECAM of end-user's written agreement to such provision with each purchase order for any NEAX-Registered Trademark-2000 Integrated Wireless or Adjunct product to which such requirement applies.

(b) NECAM shall not be responsible for the failure of any NEAX-Registered Trademark-2000 Integrated Wireless or Adjunct Product to conform to published specifications, which failure is attributable to environmental or structural causes beyond NECAM's control. Each Agreement between ASSOCIATE and an end-user shall include an analogous disclaimer in a form satisfactory to NECAM.

                    EXTENDED HARDWARE WARRANTY PRODUCTS APPENDIX

1.   SCOPE OF THE WARRANTY

     In connection with the Extended Hardware Warranty offered by NECAM to participating ASSOCIATE to be offered for resale to ASSOCIATE's Customers ("Customers") in connection with each sale by Associate of an NEC pbx or key system, NECAM agrees to provide ASSOCIATE with the services described herein as to those hardware components covered by an Extended Warranty provided by ASSOCIATE to its Customers. A sample copy of such System Protection Plan Customer Contract and Site Registration/Software License Agreement is attached hereto.

2.   TERM

     Such Extended Warranty shall commence on the date of system installation as set forth on the Extended System Protection Plan Customer Contract or sixty days from the date of shipment, whichever occurs first, and shall be for a period of five years from such date. Such extended Warranty shall be conditioned upon NECAM receiving a fully executed copy of the Extended System Protection Plan Customer Contract, Site Registration/Software License Agreement and an identification of the bar codes of all covered components.

3.   EQUIPMENT ELIGIBLE FOR COVERAGE

     To be eligible for warranty coverage, the hardware components must

     a.   be purchased from a NECAM authorized distributor;

     b. have all applicable bar codes properly registered with NEC America by the authorized NECAM ASSOCIATE installing the system or replacement component; and

     c. receive all manufacturers recommended service and maintenance, performed by a NECAM authorized distributor.

          NECAM RESERVES THE RIGHT TO REFUSE WARRANTY COVERAGE ON ANY HARDWARE COMPONENTS WHICH ARE NOT ELIGIBLE FOR WARRANTY COVERAGE UNDER THIS AGREEMENT AND TO NOTIFY THE CUSTOMER OF SUCH REFUSAL.

4.   SERVICE PROVIDED

     NECAM SHALL REPAIR OR REPLACE ALL HARDWARE COMPONENTS FOUND TO BE DEFECTIVE. PARTS WHICH ARE REPLACED SHALL BECOME NECAM'S PROPERTY. UPON REGISTRATION OF THEIR BAR CODES WITH NECAM AND IDENTIFICATION OF THE BAR CODES AND RETURN OF THE DEFECTIVE PARTS THEY REPLACE, ALL REPLACEMENT COMPONENTS SHALL BE WARRANTED FOR THE REMAINING TERM OF THE EXTENDED WARRANTY TERM. ASSOCIATE MAY REPLACE A DEFECTIVE COMPONENT WITH A COMPONENT FROM ITS INVENTORY, PROVIDED SUCH COMPONENT IS EITHER NEW OR HAS BEEN RECONDITIONED IN ACCORDANCE WITH ANY PROCEDURES OR REQUIREMENTS OF NECAM. IF ASSOCIATE REPLACES A DEFECTIVE HARDWARE COMPONENT WITH A COMPONENT FROM ITS INVENTORY, THEN NECAM SHALL RETURN TO ASSOCIATE EITHER THE REPAIRED COMPONENT OR A REPLACEMENT COMPONENT. IN SUCH EVENT, SUCH COMPONENT SHALL BE WARRANTED FOR WHATEVER TERM OF WARRANTY REMAINED ON THE COMPONENT INSTALLED AS A REPLACEMENT COMPONENT IN THE CUSTOMER'S SYSTEM. DEFECTIVE COMPONENTS WHOSE BAR CODES DO NOT CORRESPOND TO THE BAR CODES PREVIOUSLY REGISTERED WITH NECAM WILL NOT BE REPAIRED OR REPLACED BY NECAM AND WILL RESULT IN THE IMPOSITION OF THE THEN APPLICABLE NECAM PROCESSING FEE.

5.   WARRANTY

     NECAM warrants that all repaired or replacement components will conform to specifications applicable at the time of the effective date of such warranty or such revised specifications as may be applicable. ASSOCIATE's sole remedy for breach of this warranty is repair or replacement of the defective hardware component or pro rata refund of the price paid for such extended warranty. THIS IS THE EXCLUSIVE WARRANTY RELATING TO HARDWARE COMPONENTS AND NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, SHALL APPLY. NECAM SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.   EXCLUSIONS FROM SERVICE

     The following are not included under this Agreement:

     a. Repair or replacement of components, which, in NECAM's opinion, are required due to misuse, abuse, improper installation or application, improper maintenance or repair, alteration, accident or negligence in use, improper temperature, humidity or other environmental condition (i.e. lightning, water, shock damage), improper storage, transport or handling or failure of components or supplies not furnished by NECAM.

     b. Repair or replacement of components which are required due to unauthorized attempts by persons not authorized by NEC America to provide service to repair, maintain, or modify the hardware components covered by this Agreement.

     c. Repair or replacement of components which are not part of the original system installed by the Associate and whose bar codes have not been registered with NEC as covered by the Extended Warranty.

     d. Repair or replacement of components which, when installed, were neither new nor reconditioned in accordance with NECAM procedures and requirements.

          EXTENDED WARRANTY COVERAGE WILL BE AVAILABLE ON ADDED OR SUBSTITUTE COMPONENTS ON PAYMENT OF THE APPLICABLE FEE SET BY NECAM.

          Any service excluded by this Agreement and provided at the request or with the agreement of the ASSOCIATE shall be paid for by ASSOCIATE based on current rates for materials and labor in effect when the service is provided.

7.   TRANSFER AND ASSIGNMENT

     a. This Extended Warranty is not transferable by ASSOCIATE and may be enforced only by the original ASSOCIATE purchaser, except with the written consent of NECAM and upon payment by an authorized NECAM ASSOCIATE transferee of any applicable transfer fee and execution of required documentation confirming the terms of such assignment.

     b. This Extended Warranty shall not operate to extend the term of ASSOCIATE's Associate Agreement and shall terminate immediately upon termination or nonrenewal of the ASSOCIATE's Agreement or of ASSOCIATE's authorization to distribute the covered hardware components. In such event, ASSOCIATE hereby consents to the assignment of this Agreement to a then currently authorized NEC America ASSOCIATE.

8.   LIMITATION OF LIABILITY

     IN NO EVENT SHALL NEC AMERICA, INC. BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, THE CONFIDENTIALITY OF DATA, LOSS OF SOFTWARE, LOSS OF USE, LOSS OF REVENUE OR PROFITS, OR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. THIS LIMITATION WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT OR TORT.

9.   MISCELLANEOUS

     A. NECAM RESERVES THE RIGHT TO TERMINATE THIS EXTENDED WARRANTY PROGRAM PROSPECTIVELY.

     B. NECAM ALSO RESERVES THE RIGHT TO TERMINATE PROSPECTIVELY ASSOCIATE'S PARTICIPATION IN THIS EXTENDED WARRANTY PROGRAM AT ANY TIME UPON WRITTEN NOTICE TO ASSOCIATE.

     C. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, ALL PROVISIONS OF THE ASSOCIATE AGREEMENT, INCLUDING BUT NOT LIMITED TO SECTION 20 PERTAINING TO HARDWARE WARRANTY, SHALL APPLY TO ASSOCIATE'S PARTICIPATION IN THIS PROGRAM.

                NEC AMERICA, INC. CORPORATE NETWORKS GROUP SPONSORED
                          EXTENDED SYSTEM PROTECTION PLAN
                                 CUSTOMER CONTRACT

          (TERMS AND CONDITIONS BETWEEN NEC AMERICA ASSOCIATE AND CUSTOMER)

The following terms and conditions reflect the Extended System Protection Plan's contract parameters between the NEC America, Inc. (NECAM) ASSOCIATE and the CUSTOMER (end user). These terms and conditions must be provided to the customer upon the sale of an NEC system provided with the Extended System Protection Plan and must become a part of the contract between the ASSOCIATE that is implementing the plan and the customer that is purchasing the plan. A copy of these terms and conditions must be provided to the customer by the ASSOCIATE in order for the plan to be valid with the NECAM Corporate Networks Group (CNG)

ASSOCIATE NAME:                                    START DATE:
                ------------------------                      ----------------
CUSTOMER NAME:                                     SITE NUMBER:
               -------------------------                       ---------------
                                                          (Internal NECAM Use)


PERIOD OF COVERAGE

This Agreement shall commence on the date of system installation as stated on a properly executed Site Registration/Software License Agreement or sixty days from the date of shipment from NECAM to the ASSOCIATE, whichever occurs first, and shall be for a term of five (5) years from such date.


EQUIPMENT ELIGIBLE FOR COVERAGE

To be eligible for warranty coverage under this Agreement, the new NEC system hardware components and eligible station terminal equipment must meet the following requirements.

     1. The system and all of its components must be purchased from and installed by a NECAM Corporate Networks Group authorized ASSOCIATE.

     2. All components must have all applicable serial numbers (bar codes) properly registered with NECAM by the authorized NECAM ASSOCIATE installing the system or replacing the component.

     3. The system must have been, and presently receiving manufacturer recommended service and maintenance, performed by a NECAM authorized ASSOCIATE.

THE ASSOCIATE RESERVES THE RIGHT TO REFUSE WARRANTY COVERAGE ON ANY HARDWARE COMPONENTS OR TERMINAL EQUIPMENT WHICH ARE NOT ELIGIBLE FOR WARRANTY COVERAGE UNDER THIS AGREEMENT.


SERVICE PROVIDED BY ASSOCIATE

The authorized NECAM ASSOCIATE shall repair or replace all hardware components and terminal equipment found to be defective to ensure that such components are performing in good working order. Parts which are replaced shall become the ASSOCIATE's property. ASSOCIATE shall register the serial numbers (bar codes) of all replaced components. Replacement components may be new or reconditioned in accordance with all procedures or requirements of NECAM. All replacement components shall be warranted for the remaining term of this Extended System Protection Plan.


WARRANTY

The NECAM ASSOCIATE warrants that all services will be provided in a workman-like manner. The customer's sole remedy for breach of this warranty is repair or replacement of the defective hardware component or pro rata refund of the price paid for such warranty.

THIS IS THE EXCLUSIVE WARRANTY RELATING TO HARDWARE COMPONENTS AND SELECTED NEC TERMINALS AND NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, SHALL APPLY. THE ASSOCIATE SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


EXCLUSIONS FROM THIS WARRANTY

The following services are not included under this NECAM Extended System Protection Plan:

     1. Component replacement and/or services which, are required due to misuse, abuse, alteration, accident or negligence in use, improper temperature, humidity or other environmental condition (i.e. lightning, water, shock damage, improper storage, transport or handling, or failure of components or supplies not furnished by ASSOCIATE.

     2. Component replacement and/or services which are required due to unauthorized attempts by persons not authorized by NECAM to provide service to repair, maintain, or modify the hardware components covered by this Agreement.

     3. Repair or replacement of third-party components or peripherals that are installed with, mounted within, attached to, or integrated with the new NEC system and is not manufactured by NEC, NECAM, and/or CNG.

     4. NECAM ASSOCIATE labor and materials that are required in the servicing of the NEC system and the replacement of components covered under the Extended System Protection Plan.

     5. Any services provided or components replaced that are excluded by this Agreement and provided at the request or with the agreement of the Customer shall be paid for by Customer based on current rates for materials and labor in effect when the service is provided.


TRANSFER AND ASSIGNMENT

This Extended System Protection Plan agreement is not transferable by Customer and may be enforced only by the original end-user purchaser, except with the consent of ASSOCIATE and upon payment, by transferee, of any applicable transfer fee and execution of required documentation confirming the terms of such assignment. The customer shall have the right to terminate or assign this Agreement immediately upon any material change in the status of ASSOCIATE as an authorized NECAM ASSOCIATE with respect to the covered hardware components. In such event, ASSOCIATE hereby consents to the assignment of this Agreement to a then currently authorized NECAM ASSOCIATE. In the event of breach by ASSOCIATE of any of its obligations under this or any other agreement between customer and ASSOCIATE, Customer shall also have the right to effectuate the assignment of this Agreement to another authorized ASSOCIATE upon payment of any applicable transfer fee to NECAM and acceptance of such assignment by such other ASSOCIATE. ASSOCIATE hereby consents in such event to the assignment of this Agreement.

LIMITATION OF LIABILITY

The Customer should keep for their own protection copies of all software and data files that could be affected by a hardware malfunction.

IN NO EVENT SHALL ASSOCIATE OR NECAM BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, THE CONFIDENTIALITY OF DATA, LOSS OF SOFTWARE, LOSS OF USE, LOSS OF REVENUE OR PROFITS, OR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. THIS LIMITATION WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT OR TORT.


GENERAL PROVISIONS

This Extended System Protection Plan agreement sets forth the entire understanding of the parties with respect to the subject matter of the extended hardware warranty. Any amendment must be in writing signed by the parties.

WHEREFORE, the parties have executed this agreement by their duly authorized representatives.

CUSTOMER:                                   ASSOCIATE:
         ---------------------------                  ------------------------
Signature:                                  Signature:
          --------------------------                  ------------------------
Name:                                       Name:
     -------------------------------             -----------------------------
Title:                                      Title:
      ------------------------------              ----------------------------
Date:                                       Date:
     -------------------------------             -----------------------------

                  NEC AMERICA, INC. NEW TELECOMMUNICATIONS SYSTEM
                    SITE REGISTRATION SOFTWARE LICENSE AGREEMENT
                          EXTENDED SYSTEM PROTECTION PLAN

This Site Registration Form and the attached Software License Agreement must be completed before your customer's system site can qualify for the standard NECAM one-year warranty and the CNG Extended System Protection Plan. One of these forms must be completed for each site in a multiple site configuration.

                           ASSOCIATE (LICENSOR) INFORMATION

ASSOCIATE NAME:                                   NUMBER:
                 ----------------------------            -------------

LOCATION:                                         PHONE:
           ----------------------------------            -------------

                           CUSTOMER (LICENSEE) INFORMATION

CUSTOMER NAME:
                --------------------------------------------------------------

ADDRESS:
          --------------------------------------------------------------------

CITY:                              STATE:                        ZIP:
       ------------------------            ------------------         --------

PHONE:                                  FAX:
        ----------------------------          --------------------------------

SALES CONTACT:                               PHONE:
                -------------------------            -------------------------

TECHNICAL CONTACT:                           PHONE:
                    ---------------------            -------------------------

FAX:                                         EMAIL:
      -----------------------------------            -------------------------

TYPE OF BUSINESS:
                   -----------------------------------------------------------

SYSTEM LOCATION (IF DIFFERENT):
                                 ---------------------------------------------

ADDRESS:
          --------------------------------------------------------------------

CITY:                              STATE:                        ZIP:
      -----------------------              -----------------           -------

SITE CONTACT:                                PHONE:
               --------------------------            -------------------------

FAX:                                         EMAIL:
      -----------------------------------            -------------------------

SWITCH ROOM PHONE:
                    ----------------------------------------------------------

                                  SYSTEM INFORMATION

TYPE/MODEL OF NEC SYSTEM INSTALLED:
                                     -----------------------------------------

BASIC SYSTEM CONFIGURATION:

     STATIONS:                               LINES:
                ------------------------             -------------------------

SOFTWARE TYPE/VERSION:                       IN-SERVICE DATE:
                        ----------------                       ---------------


--------------------------------------------------------------------------------
                             FOR NECAM OFFICIAL USE ONLY

SITE REGISTRATION #:                    LICENSE SERIAL #:
                      --------------                      ----------------------
AUTHORIZED BY:                          DATE:
                --------------------           ---------------------------------

                            ACTIVE VOICE PRODUCTS APPENDIX

1. PRODUCTS/SOFTWARE

      PRODUCTS/SOFTWARE include:

(a) NEAXMail-TM- AD-16
(b) NEAXMail-TM- AD-40
(c) NEAXMail-TM- AD-8
(d) NEAXMail-TM- C-70
(e) NEC ElectraMail-Registered Trademark-
(f) NEC ElectraMail-TM- AD-8
(g) Active Voice Repartee-Registered Trademark-
(h) PhoneMax-Registered Trademark-
(i) Lingo-TM-

2. PRICE

Prices applicable to the purchase of PRODUCTS shall be the prices set forth in NECAM's then-current Price Bulletin.

3. CONTINUING AVAILABILITY OF PRODUCTS

NECAM agrees, at its option, to repair PRODUCTS no longer under warranty, or to replace such PRODUCTS with functionally equivalent PRODUCTS, subject to availability from Active Voice. PRODUCTS to be repaired or replaced under this Section are to be returned to a location designated by NECAM.

4. TERRITORY

     TERRITORY SHALL MEAN THE TERRITORY DESIGNATED IN THE KEY TELEPHONE PRODUCTS APPENDIX AND/OR THE NEAX-Registered Trademark-2000 IVS PRODUCTS APPENDIX.

Repartee is a registered trademark of Active Voice Corporation. ElectraMail is a registered trademark of NEC America, Inc. NEAXMail is trademarked by NEC America, Inc.
PhoneMax is a registered trademark of Active Voice Corporation. Lingo is a registered trademark of Active Voice Corporation

                            CTI SOFTWARE PRODUCTS APPENDIX

1.   PRODUCTS

     PRODUCTS include:

          1) Phonekits-TM-

          2) PhoneLine-Registered Trademark-

          3) Support Express-TM-

          4) PhoneMax-TM-

2. TERRITORY

TERRITORY SHALL MEAN THE TERRITORY DESIGNATED IN THE KEY TELEPHONE PRODUCTS APPENDIX AND/OR THE NEAX-Registered Trademark-2000 IVS PRODUCTS APPENDIX.

                                  SOFTWARE WARRANTY

THE FOLLOWING WARRANTIES SHALL APPLY:

Active Voice and CallWare products are all warranted for 14 months from the date of shipment to the end-user.

All SpanLink Communications, Inc. global products are warranted for 14 months from the date of acceptance.

Algo Communications products are warranted for 18 months from the date of shipment or 12 months from installation, whichever is longer.

CCOM products are warranted 90 days from the date of shipment to the end-user.

PRODUCT WARRANTY:

     (a) LIMITED WARRANTY: NECAM warrants that the Software described in this Appendix shall perform, operate, and function as set forth in appropriate Documentation and that Software will function in accordance with the appropriate specification(s) for the period described above.

     (b) WARRANTY EXCLUSIONS: The above limited warranty does not apply to any Product which (i) has been materially altered, except by the manufacturer or under manufacturer's direction, or (ii) has not been installed, operated, repaired or maintained in accordance with any installation, handling, maintenance or operating instruction supplied by manufacturer, (iii) has been subject to unusual physical or electrical stress, negligence or accident, or (iv) is used with hardware or software other than those provided for in the specifications provided.

     (c) NO OTHER WARRANTY: EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE, LICENSOR GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY OR OTHERWISE.

     (d) LIMITATION OF LIABILITY: Manufacturer's liability, and NECAM's remedy, under the foregoing warranty shall be to correct the non-conformity or, if the non-conformity is not correctable, to replace the Product or fully refund any amounts paid for such Product.

          NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR LOST PROFITS, OR FOR ANY SPECIAL, CONSEQUENTIAL INCIDENTAL OR INDIRECT DAMAGES FOR BREACH OF WARRANTY.

     (e)  STANDARD LIMITED WARRANTY TO DISTRIBUTORS, RESELLERS AND END-USERS:
          NECAM shall pass on to each of its distributors, resellers, end-users or other customers, NECAM's standard limited warranty with each Product.

                                   SUPPORT POLICY

   TO BE ISSUED AT A LATER DATE IN ACCORDANCE WITH SECTION 1(c) OF THE ASSOCIATE
                                     AGREEMENT

                                       PRICING

DISTRIBUTOR NET PRICING SHALL APPLY TO ALL PRODUCTS

NEC Stock #    Description                                    NET Price
----------------------------------------------------------------------------
               PHONEMAX
0223030        PhoneMax 2.0 CD - 1 User                       $      109.00
0223031        PhoneMax 2.0 CD - 10 Users                     $      840.00
0223032        PhoneMax 2.0 CD - 24 Users                     $    1,870.00
0223033        PhoneMax 2.0 CD - 50 Users                     $    3,350.00
0223034        PhoneMax 2.0 CD - 100 Users                    $    5,800.00
0223035        PhoneMax 2.0 CD - Upgrade                      $       79.00

               SUPPORT EXPRESS
0223431        Support Express, 1 User                        $    1,856.90
0223449        Support Express, 1 Additional User             $      926.90
0223433        Support Express, 5 Users                       $    4,336.90
0223435        Support Express, 5 Additional Users            $    3,096.90
0222005        Support Express, Site License                  $   24,800.00

               EVALUATION COPIES
0222019        Support Express, 30 day Working Eval.          $        6.17

               OPTIONS
0223028        SE ExpLink to Remote Control                   $      616.90
0223029        Support Express Telephony Link                 $      616.90

               HELP LINK
0222008        HelpLink Base License, 50 nodes                $      618.45
0222009        HelpLink 50 Additional User Licenses           $      589.00
0222010        HelpLink 100 Additional User Licenses          $    1,100.50
0222011        HelpLink 200 Additional User Licenses          $    2,015.00
0222012        HelpLink 400 Additional User Licenses          $    3,620.80
0222013        HelpLink 1000 Additional User Licenses         $    7,743.80
0222014        HelpLink 2000 Additional User Licenses         $   14,818.00

               DEALER KIT
0223436        Support Express, 1 User Dealer Kit             $      995.00

               PHONELINE
0223000        PhoneLine - 5 Users                            $      700.00
0223001        PhoneLine - 10 Users                           $    1,050.00
0223002        PhoneLine - 25 Users                           $    1,925.00
0223003        PhoneLine - 50 Users                           $    2,975.00
0223004        PhoneLine - 100 Users                          $    3,725.00
0223005        PhoneLine - 250 Users                          $    7,875.00
0223006        PhoneLine - 500 Users                          $   13,375.00
0223007        PhoneLine - 1000 Users                         $   21,125.00

                       NEC AMERICA SOFTWARE LICENSE AGREEMENTS

THE FOLLOWING LICENSE AGREEMENT SETS FORTH THE TERMS UNDER WHICH NECAM LICENSES THE FOLLOWING PRODUCTS TO END-USER CUSTOMERS.

A.   SUPPORT EXPRESS AND PHONEKITS

                  NECAM PERSONAL COMPUTER PROGRAM LICENSE AGREEMENT

PLEASE CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE OPENING THIS DISKETTE PACKAGE.

OPENING THE PACKAGE INDICATES THAT YOU HAVE ACCEPTED THESE TERMS AND CONDITIONS. IF YOU DO NOT AGREE WITH THEM, YOU SHOULD IMMEDIATELY RETURN THE PACKAGE UNOPENED. YOU WILL BE REIMBURSED OR CREDITED ACCORDING TO THE POLICY OF THE AUTHORIZED NECAM DEALER OR NECAM REPRESENTATIVE FROM WHOM YOU OBTAINED THE PACKAGE. UNDER NO CIRCUMSTANCES SHOULD YOU ACCEPT A PROGRAM DISKETTE PACKAGE THAT HAS ALREADY BEEN OPENED.

NECAM provides this program and licenses its use to you, the licensee, pursuant to the following terms. (From this point on, references to "you" means "the licensee", references to "NECAM" means "NEC America, Inc.", and references to the "program" means the program recorded on the diskette in this package and any other programs or enhancements to programs which you hereafter may acquire from NECAM unless such acquisition is subject to another written license agreement.)

You assume responsibility for the selection of the program to achieve your intended results. Further you are responsible for the installation, use and results obtained from the program.

LICENSE

Pursuant to this license agreement, you may:

1. Install and use one copy of the program on a single computer. If the program includes functionality that enables your single computer to act as a network server, any number of computers or workstations may access or otherwise utilize the basic network services of that server.

2. Also store or install a copy of the program on a storage device, such as a network server, used only to install or run the program on your other computers over an internal network; however, you must acquire and dedicate a license for each separate computer on which the program is installed or run from the storage device. A license for the program may not be shared or used concurrently on different computers.

You are granted a non-transferable and non-exclusive license to use the program in machine readable object code form. Such a license shall include the right to operate the program but shall not include a right of, and shall be conditional on refraining from, copying (except for one backup copy), reproducing, modifying, displaying, marketing, sub-licensing, giving, reverse engineering, decompiling, transferring, or distributing the program, or any part thereof, neither making the program available to any person, whether on a time sharing basis or otherwise, or of creating a derivative of the program. You acknowledge that you are using only a license to use the program and not any title or ownership of the program or any part thereof.

COPYRIGHT

THE PROGRAM IS COPYRIGHTED AND EXCEPT AS PERMITTED BY THIS AGREEMENT YOU MAY NOT DUPLICATE THE PROGRAM OR DISCLOSE IT TO ANY OTHER PARTY IF YOU TRANSFER POSSESSION OF ANY COPY OF THE PROGRAM OR DISCLOSE THE PROGRAM TO ANOTHER PARTY, YOUR LICENSE IS AUTOMATICALLY TERMINATED.

TERM

This License Agreement is effective until terminated. You may terminate it voluntarily at any time. Voluntary termination by you must be accompanied by complete destruction of the licensed program and copies thereof. NECAM's Licensor of this program may terminate this License without notice upon your failure to abide by this Agreement.

FULL WARRANTY OF MEDIA

NECAM warrants to you that the diskette media is free from defects in materials and workmanship and that it will replace any defective media at no charge, if any such defect is discovered and the media is returned to NECAM within ninety
(90) days of its purchase. (Any such return should be made, postage paid to NECAM at the address on this License Agreement, Attention: Software Warranty Department, together with written notification of the defect).

DISCLAIMER OF SOFTWARE WARRANTIES AND LIABILITIES

NECAM SOFTWARE IS DISTRIBUTED AND LICENSED "AS IS". ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE DISCLAIMED AS TO THE SOFTWARE AND ITS QUALITY, PERFORMANCE, OR FITNESS FOR ANY PARTICULAR PURPOSE. YOU, THE CONSUMER, BEAR THE ENTIRE RISK RELATING TO THE QUALITY OF THE SOFTWARE AND IF THE SOFTWARE PROVES TO HAVE ANY DEFECTS, YOU ASSUME THE COST OF ANY NECESSARY SERVICING OR REPAIRS.

NECAM MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SOME STATES MAY NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THAT THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

LIABILITY

NECAM'S SOLE OBLIGATION TO YOU SHALL BE THE REPAIR OR REPLACEMENT OF A NON-CONFORMING PROGRAM. SHOULD THIS REMEDY FAIL OF ITS PURPOSES, NECAM SHALL HAVE THE OPTION TO REFUND THE LICENSE FEE.

IN NO EVENT SHALL NECAM, ITS LICENSORS, AND/OR ITS DISTRIBUTORS BE RESPONSIBLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS EVEN IF NECAM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SOME STATES MAY NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

This agreement supersedes all prior written or oral agreements, if any, and is not assignable. It may be amended only expressly in writing signed by both parties.

YOUR RIGHTS AND NECAM'S RESPONSIBILITIES AS COVERED IN THIS PROGRAM LICENSE AGREEMENT BECOME EFFECTIVE ONLY WHEN THE "TO BE RETURNED" SECTION OF THE PROGRAM LICENSE AGREEMENT REGISTRATION CARD (ENCLOSED WITH THE SOFTWARE), FULLY FILLED IN AND SIGNED BY YOU, HAS BEEN RECEIVED BY NECAM WITHIN FOURTEEN (14) DAYS OF ITS PURCHASE.

THE REGISTRATION CARD MAY PRESENT ADDITIONAL TERMS AND CONDITIONS. IT IS YOUR RESPONSIBILITY TO READ ANY SUCH ADDITIONAL TERMS AND CONDITIONS (A COPY WILL BE PROVIDED TO YOU BY YOUR DEALER) AND TO DETERMINE THAT THEY ARE ACCEPTABLE TO YOU BEFORE YOU OPEN THIS PACKAGE.

NO SUPPORT OF THIS PROGRAM OF ANY KIND CAN OR WILL BE AVAILABLE UNTIL THE RETURN SECTION OF THE PROGRAM LICENSE AGREEMENT REGISTRATION CARD HAS BEEN RECEIVED BY NECAM.

THE FOLLOWING LICENSE AGREEMENT SHALL APPLY TO:

B.   PHONELINE

                  NECAM PERSONAL COMPUTER PROGRAM LICENSE AGREEMENT

PLEASE CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE OPENING THIS DISKETTE PACKAGE.

OPENING THE PACKAGE INDICATES THAT YOU HAVE ACCEPTED THESE TERMS AND CONDITIONS. IF YOU DO NOT AGREE WITH THEM, YOU SHOULD IMMEDIATELY RETURN THE PACKAGE UNOPENED. YOU WILL BE REIMBURSED OR CREDITED ACCORDING TO THE POLICY OF THE AUTHORIZED NECAM DEALER OR NECAM REPRESENTATIVE FROM WHOM YOU OBTAINED THE PACKAGE. UNDER NO CIRCUMSTANCES SHOULD YOU ACCEPT A PROGRAM DISKETTE PACKAGE THAT HAS ALREADY BEEN OPENED.

NECAM provides this program and licenses its use to you, the licensee, pursuant to the following terms. (From this point on, references to "you" means "the licensee", references to "NECAM" means "NEC America, Inc.", and references to the "program" means the program recorded on the diskette in this package and any other programs or enhancements to programs which you hereafter may acquire from NECAM unless such acquisition is subject to another written license agreement.)

You assume responsibility for the selection of the program to achieve your intended results. Further you are responsible for the installation, use and results obtained from the program.

LICENSE

Pursuant to this license agreement, you may:

3.   Install and use one copy of the program per user.

4. Also store or install a copy of the program on a storage device, such as a network server, used only to install or run the program on your other computers over an internal network; however, you must acquire and dedicate a license for each separate computer on which the program is installed or run from the storage device. A license for the program may not be shared or used concurrently on different computers.

You are granted a non-transferable and non-exclusive license to use the program in machine readable object code form. Such a license shall include the right to operate the program but shall not include a right of, and shall be conditional on refraining from, copying (except for one backup copy), reproducing, modifying, displaying, marketing, sub-licensing, giving, reverse engineering, decompiling, transferring, or distributing the program, or any part thereof, neither making the program available to any person, whether on a time sharing basis or otherwise, or of creating a derivative of the program. You acknowledge that you are using only a license to use the program and not any title or ownership of the program or any part thereof.

COPYRIGHT

THE PROGRAM IS COPYRIGHTED AND EXCEPT AS PERMITTED BY THIS AGREEMENT YOU MAY NOT DUPLICATE THE PROGRAM OR DISCLOSE IT TO ANY OTHER PARTY IF YOU TRANSFER POSSESSION OF ANY COPY OF THE PROGRAM OR DISCLOSE THE PROGRAM TO ANOTHER PARTY, YOUR LICENSE IS AUTOMATICALLY TERMINATED.

TERM

This License Agreement is effective until terminated. You may terminate it voluntarily at any time. Voluntary termination by you must be accompanied by complete destruction of the licensed program and copies thereof. NECAM's Licensor of this program may terminate this License without notice upon your failure to abide by this Agreement.

FULL WARRANTY OF MEDIA

NECAM warrants to you that the diskette media is free from defects in materials and workmanship and that it will replace any defective media at no charge, if any such defect is discovered and the media is returned to NECAM within ninety
(90) days of its purchase. (Any such return should be made, postage paid to NECAM at the address on this License Agreement, Attention: Software Warranty Department, together with written notification of the defect).

DISCLAIMER OF SOFTWARE WARRANTIES AND LIABILITIES

NECAM SOFTWARE IS DISTRIBUTED AND LICENSED "AS IS". ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE DISCLAIMED AS TO THE SOFTWARE AND ITS QUALITY, PERFORMANCE, OR FITNESS FOR ANY PARTICULAR PURPOSE. YOU, THE CONSUMER, BEAR THE ENTIRE RISK RELATING TO THE QUALITY OF THE SOFTWARE AND IF THE SOFTWARE PROVES TO HAVE ANY DEFECTS, YOU ASSUME THE COST OF ANY NECESSARY SERVICING OR REPAIRS.

NECAM MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SOME STATES MAY NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THAT THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

LIABILITY

NECAM'S SOLE OBLIGATION TO YOU SHALL BE THE REPAIR OR REPLACEMENT OF A NON-CONFORMING PROGRAM. SHOULD THIS REMEDY FAIL OF ITS PURPOSES, NECAM SHALL HAVE THE OPTION TO REFUND THE LICENSE FEE.

IN NO EVENT SHALL NECAM, ITS LICENSORS, AND/OR ITS DISTRIBUTORS BE RESPONSIBLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS EVEN IF NECAM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SOME STATES MAY NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

This agreement supersedes all prior written or oral agreements, if any, and is not assignable. It may be amended only expressly in writing signed by both parties.

YOUR RIGHTS AND NECAM'S RESPONSIBILITIES AS COVERED IN THIS PROGRAM LICENSE AGREEMENT BECOME EFFECTIVE ONLY WHEN THE "TO BE RETURNED" SECTION OF THE PROGRAM LICENSE AGREEMENT REGISTRATION CARD (ENCLOSED WITH THE SOFTWARE), FULLY FILLED IN AND SIGNED BY YOU, HAS BEEN RECEIVED BY NECAM WITHIN FOURTEEN (14) DAYS OF ITS PURCHASE.

THE REGISTRATION CARD MAY PRESENT ADDITIONAL TERMS AND CONDITIONS. IT IS YOUR RESPONSIBILITY TO READ ANY SUCH ADDITIONAL TERMS AND CONDITIONS (A COPY WILL BE PROVIDED TO YOU BY YOUR DEALER) AND TO DETERMINE THAT THEY ARE ACCEPTABLE TO YOU BEFORE YOU OPEN THIS PACKAGE.

NO SUPPORT OF THIS PROGRAM OF ANY KIND CAN OR WILL BE AVAILABLE UNTIL THE RETURN SECTION OF THE PROGRAM LICENSE AGREEMENT REGISTRATION CARD HAS BEEN RECEIVED BY NECAM.

                                     EXHIBIT C

                        CUSTOMER SOFTWARE LICENSE AGREEMENT

This Customer Software License Agreement is between ______________________, ______________ an authorized NEC America, Inc., Associate or Authorized Reseller (hereinafter "LICENSOR") and __________________, (hereinafter "LICENSEE").

1. DEFINITIONS

1.01 "CPU" means a central processing unit in the System or SubSystem as described by the Software License Attachment.

1.02 "Computer Program" means any instruction or instructions in object-code format for controlling the operation of a CPU.

1.03   "Licensed Product" means:

       a: The Computer Program furnished hereunder to the LICENSEE as set forth Schedule A attached.

       b: The Computer Program manuals, documentation and any other material for the licensed Computer Program.

THE TERM "LICENSED PRODUCT" DOES NOT MEAN OR INCLUDE THE SOURCE-CODE FORMAT FOR THE COMPUTER PROGRAM SET FORTH ON SCHEDULE A.


2. GRANT OF RIGHTS

2.01 LICENSOR hereby grants the LICENSEE, and the LICENSEE hereby accepts, a personal, non-transferable and non-exclusive right to use the LICENSED PRODUCT on one (1) CPU at a time, or a single system where multiple CPU's are provided in the configuration set forth on Schedule A, solely for its internal business purposes. The LICENSEE understands that the Licensed Product furnished to the LICENSEE is furnished solely for use in conjunction with the related hardware PRODUCTS sold by LICENSOR to LICENSEE. The LICENSEE has no right to use the Licensed Product so furnished on any CPU other than that such CPU or for any purpose not specified herein.

2.02 No right, title or interest to the intellectual property in the Licensed Product is hereby transferred to the LICENSEE, except as expressly granted herein.

2.03 The LICENSEE shall not copy the Licensed Product except as necessary for archival/back-up purposes. When the LICENSEE makes any copy of the Licensed Products, such copy must include the copyright notice appearing on the Licensed Product furnished to the LICENSEE.

2.04 The LICENSEE shall not transfer possession of the Licensed Product, nor any rights conferred herein to any third party, except to a third party who acquires title to the LICENSEE'S related hardware PRODUCTS, provided such transferee has executed and provided to NEC America, Inc., a signed copy of this Agreement and has tendered to NEC America, Inc., the then current license transfer fee.

2.05 LICENSEE hereby assures LICENSOR that LICENSEE does not intend to, and will not knowingly, without prior written consent, if required, of the Office of Export Administration of the United States Department of Commerce, Washington D.C. 20230, transmit, directly or indirectly the Licensed Product to Iran, Iraq, Syria, the People's Republic of China or any Group Q,S,Y or Z country specified in Supplement No. 1 to Section 770 of the Export Administration Regulations issued by the United States Department of Commerce or to any other country to which such transmission is restricted by such Regulations.

2.06 LICENSEE hereby agrees that it shall not reverse compile, disassemble, alter, add to, delete from, or otherwise modify the LICENSED PRODUCT, except to the extent that such modification capability is an intended feature of the LICENSED PRODUCT.

3. LIMITED WARRANTY AND REMEDIES

3.01 For a period of fourteen (14) months from date of shipping at the LICENSEE'S site specified in Schedule A, LICENSOR warrants that the Licensed Product will conform to published performance specifications applicable as of the date of this agreement and will be free from defects in workmanship, under normal use and service, when correctly installed and maintained.

3.02 LICENSOR'S liability for any LICENSED PRODUCT which is shown to be defective during its warranty period is limited to:

       a:     replacing the LICENSED PRODUCT or part thereof with a functionally equivalent LICENSED PRODUCT or part,
       b:     repairing the LICENSED PRODUCT, or
       c:     issuing credit for the LICENSED PRODUCT

The choice of which of the above warranty remedies to utilize concerning any particular LICENSED PRODUCT shall be LICENSOR'S.

3.03 In the event that any LICENSED PRODUCT is shown to be defective during the warranty period, the LICENSEE shall:

       a: notify LICENSOR or any other authorized NECAM Associate or Authorized Reseller providing service to LICENSEE Promptly in writing of any claims,
       b: provide LICENSOR or such other authorized NECAM Associate or Authorized Reseller and/or NEC America, Inc., with an opportunity to inspect and test the LICENSED PRODUCTS claimed to be defective, and
       c: (if repair or replacement of the LICENSED PRODUCT is selected) return the LICENSED PRODUCT to LICENSOR or such other authorized NEC Associate, or Authorized Reseller or NEC America, Inc., in accordance with instructions provided.

3.04 The above warranty excludes coverage for LICENSE PRODUCTS which were installed, repaired or maintained by an unauthorized service provider or which were subjected to misuse, abuse, improper installation or application, improper maintenance or repair, alteration, accident or negligence in use, improper temperature, humidity or other environmental condition (including, but not limited to, lighting or water damage), storage, transportation or handling.

3.05 THE LICENSED PRODUCT WARRANTY CONTAINED IN THIS AGREEMENT IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING (BUT NOT LIMITED TO) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING BUT NOT LIMITED TO PREVENTION, DETECTION OR DETERRENCE OF TOLL FRAUD, COMPUTER VIRUSES OR OTHER UNAUTHORIZED OR IMPROPER USE OF THE SOFTWARE PRODUCTS.

3.06 LICENSOR's liability for any LICENSED PRODUCT malfunction, shall be limited to performing one of the remedies specified herein, provided that the malfunctioning LICENSED PRODUCT is covered by the applicable warranty. LICENSOR and LICENSEE hereby agree that if such limitation is declared invalid by a court of competent jurisdiction, then LICENSOR'S liability shall be limited solely to a U.S. dollar amount equal to the cost of the malfunctioning LICENSED PRODUCT to the LICENSEE. These remedies shall be exclusive and shall be the LICENSEE'S sole remedies against LICENSOR or NEC America, Inc., or any of its affiliates, Associates, or Authorized Reseller or suppliers for LICENSED PRODUCT malfunction.

4. INFRINGEMENT

4.01 LICENSOR represents and warrants that no patent, copyright, trade secret, trademark, trade name or other proprietary rights has been or will be infringed by the LICENSEE's use of the LICENSED PRODUCT pursuant to this license.

4.02 If such infringement is alleged or does occur, LICENSEE shall be defended against any and all claims arising from such allegations of findings of infringement. LICENSOR shall, at its expense and sole decision, as the sole remedy to which LICENSEE shall be entitled:

       a:     procure for LICENSEE the right to use the LICENSED PRODUCT, or
       b:     replace such LICENSED PRODUCT with a comparable, non-infringing product, or
       c:     modify such LICENSED PRODUCT to be non-infringing, or
       d:     terminate the LICENSE for the LICENSED PRODUCT and refund the
              LICENSE fee for such LICENSED PRODUCT or LICENSEE.

5. TERM AND TERMINATION

5.01 This Agreement shall take effect on the date LICENSED PRODUCT is shipped by NECAM, and shall remain in effect until terminated as provided below.

5.02 If the LICENSEE should breach any of its obligations under this Agreement, LICENSOR may (in addition to any other remedies available at law or in equity) terminate this Agreement upon written notice to LICENSEE.

5.03 Upon termination of this Agreement, the LICENSEE shall immediately discontinue the use of the LICENSED PRODUCT and shall return all copies of the LICENSED PRODUCT to LICENSOR.

6. MISCELLANEOUS

6.01 This Agreement, including the addenda listed below, sets forth the entire agreement and understanding between the parties, neither party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby.

The following Addenda/Exhibits are a part of this Agreement:

Addenda/Exhibits                   Licensor                    Licensor
                                   Initials                    Initials

Schedule A
---------------------              --------                    ---------
Schedule B
---------------------              --------                    ---------

---------------------              --------                    ---------

6.02 IN NO EVENT SHALL LICENSOR OR NEC AMERICA, INC., OR ANY OF ITS AFFILIATES, ASSOCIATES, AUTHORIZED RESELLERS OR SUPPLIERS BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL OR SIMILAR DAMAGES, SUCH AS (BUT NOT LIMITED
TO) "DOWNTIME", EXCESS COSTS OR LOST BUSINESS REVENUES RESULTING FROM A LICENSED PRODUCT MALFUNCTION FROM UNAUTHORIZED OR IMPROPER USE OF LICENSED PRODUCT INCLUDING BUT NOT LIMITED TO TOLL FRAUD OR COMPUTER VIRUSES OR FROM LOSS OF USE OF LICENSED PRODUCT DUE TO INFRINGEMENT CLAIMS.

7. STATISTICAL INFORMATION

7.01 NECAM requests that the LICENSEE complete the Statistical Information contained within that section on Schedule A to this agreement. This information may be used by NECAM for marketing purposes.

WHEREFORE, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT THROUGH THEIR AUTHORIZED REPRESENTATIVES.


  LICENSOR:                               LICENSEE:
           -------------------------               -------------------------
        BY:                                     BY:
           -------------------------               -------------------------
      NAME:                                   NAME:
           -------------------------               -------------------------
     TITLE:                                  TITLE:
           -------------------------               -------------------------

                               NEC AMERICA, INC.
                                  SCHEDULE A
                         SOFTWARE LICENSE ATTACHMENT
                     SYSTEM ADD-ONS AND SUPPORT SERVICES
                    (One Attachment Per Software Product)

Product Name:
                    -----------------------------------------------------------
Feature Package:
                    -----------------------------------------------------------
Product Capacity:
                    -----------------------------------------------------------
Other:
                    -----------------------------------------------------------

Licensed From:
                    -----------------------------------------------------------
(NECAM Associate)
                    -----------------------------------------------------------
                    City                       St            Zip
                        ----------------------   -----------    ---------------

Licensed To:
                    -----------------------------------------------------------

                    -----------------------------------------------------------
                    City                       St            Zip
                        ----------------------   -----------    ---------------
Location of Product:
                    -----------------------------------------------------------
(if different)
                    -----------------------------------------------------------
                    City                       St            Zip
                        ----------------------   -----------    ---------------
Sales Contact:
                    -----------------------------------------------------------

                    -----------------------------------------------------------
                    City                       St            Zip
                        ----------------------   -----------    ---------------
                    Phone No.
                             --------------------------------------------------
                    Fax No.
                           ----------------------------------------------------
                    Email:
                          -----------------------------------------------------
Tech Contact:
                    -----------------------------------------------------------

                    -----------------------------------------------------------
                    City                       St            Zip
                        ----------------------   -----------    ---------------
                    Phone No.
                             --------------------------------------------------
                    Fax No.
                           ----------------------------------------------------
                    Email:
                          -----------------------------------------------------
                    Switchroom Phone No.
                                        ---------------------------------------

Licensee Signature:
                    -----------------------------------------------------------
Print Name:
                    -----------------------------------------------------------
Title:
                    -----------------------------------------------------------
Date:
                    -----------------------------------------------------------
License Serial No:
                    -----------------------------------------------------------

ACD II, III, or IV
                  -------------------------------------------------------------
Package or Module ACD
                     ----------------------------------------------------------
Redundancy or Non-redundancy
                            ---------------------------------------------------


ACD IV-100 Pkg.
               ----------------------------------------------------------------
ACD IV-200 Pkg.
               ----------------------------------------------------------------
ACD IV-100 Module
                 --------------------------------------------------------------
ACD IV-200 Module
                 --------------------------------------------------------------
ACD IV-300 Module
                 --------------------------------------------------------------
ACD IV-400 Module
                 --------------------------------------------------------------
ACD IV-500 Module
                 --------------------------------------------------------------


This schedule lists the system add-ons and support services that are covered under this Software License Agreement and are not standard with the system. The extra items listed on this schedule are included in the new system installation and are therefore covered by this license agreement.

DEVELOPER TOOLS
If software developer tools (toolkits) were included with the system and are covered under this Software License Agreement.

SPARE PARTS
If spare parts and/or peripheral equipment were included with the system and are covered under this Software License Agreement.

CUSTOMIZATION CHARGES
The system hardware or system software customization charges were applied to the system and are covered under this Software License Agreement.

OTHER DELIVERABLES
The other deliverables were included in the system installation and are covered under this or another Software License Agreement.

ENGINEERING CONSULTING SERVICES
The engineering consulting or support services were implemented with the new system and is covered under this Software License Agreement.

ON-SITE TECHNICAL SUPPORT
NECAM agrees to arrange to provide on-site technical support in accordance with the rates.


SCHEDULE B
(CUSTOMER) HEREBY ACKNOWLEDGES THAT THE USE AND OPERATION OF ANY
INTENTIONAL RADIATOR EQUIPMENT REQUIRING A PART15.311 FCC LABEL AND SUBJECT
TO UTAM CLEARING FEES, THE OPERATION OF WHICH MAKES USE OF ANY PART OF THE UNLICENSED PERSONAL COMMUNICATIONS SERVICES ("UPCS") FREQUENCY SPECTRUM ("UPCS RADIATING PART"), IS SUBJECT FCC RULES AND REGULATIONS AND UTAM REQUIREMENTS AND INSTRUCTIONS WITH RESPECT TO INTERFERENCE TO LICENSED FIXED MICROWAVE FACILITIES AND TO THE RELOCATION OF ANY SUCH UPCS RADIATING PART. (CUSTOMER) AGREES THAT (ITS) USE OR OPERATION OF ANY UPCS RADIATING PART SHALL COMPLY WITH ALL RULES, REGULATIONS, REQUIREMENTS AND INSTRUCTIONS.
NECAM SHALL NOT BE RESPONSIBLE FOR THE FAILURE OF ANY NEAX WIRELESS PRODUCT
TO CONFORM TO PUBLISHED SPECIFICATIONS, WHICH FAILURE IS ATTRIBUTABLE TO ENVIRONMENTAL OR STRUCTURAL CAUSES BEYOND NECAM'S CONTROL. EACH AGREEMENT BETWEEN ASSOCIATE OR AUTHORIZED RESELLER AND AN END-USER SHALL INCLUDE AN ANALOGOUS DISCLAIMER IN A FORM SATISFACTORY TO NECAM.

                                                           NEC Stock No. 200900
                                                                  Revision 4/98
                            NEC CUSTOMER SERVICE COPY